UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CALLIDUS SOFTWARE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588

To our stockholders:

       You are cordially invited to attend the 2014 annual meeting of stockholders of Callidus Software Inc. to be held on Wednesday, June 11, 2014, at 10:00 a.m. Pacific Time at our headquarters located at 6200 Stoneridge Mall Road, Suite 150, Pleasanton, California 94588.

       We will be using the "Notice and Access" method of providing proxy materials to stockholders via the Internet. On or about April 29, 2014, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 14, 2014, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials will contain instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our annual report, which contains information about our business and includes our 2013 audited financial statements, as well as instructions with respect to how to vote your shares. This notice will also contain instructions on how to request a printed copy of our proxy materials. Details regarding the business to be conducted at the annual meeting are described in the following notice of annual meeting and proxy statement.

       Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote your shares as promptly as possible to ensure your representation at the annual meeting. Please review the instructions on the Notice of Internet Availability of Proxy Materials regarding voting, as well as the question and answer section in the first part of this proxy statement.

Sincerely,

BOB L. COREY Senior Vice President, Chief Financial Officer

Pleasanton, California
April 29, 2014

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO:

  1.
  REVIEW THE SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL, AND
  2.
  REVIEW THE QUESTION "WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?" BELOW, OR,
  3.
  IF YOU REQUESTED PRINTED PROXY MATERIALS, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE,

  ALL AS PROMPTLY AS POSSIBLE.

CALLIDUS SOFTWARE INC.
6200 Stoneridge Mall Road, Suite 500
Pleasanton, CA 94588
(925) 251-2200

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:00 a.m. Pacific Time, on June 11, 2014
PLACE:	Callidus Software Inc. 6200 Stoneridge Mall Road, Suite 150 Pleasanton, CA 94588
ITEMS OF BUSINESS:	(1) To elect our Class II directors;
(2) To approve our Amended and Restated Employee Stock Purchase Plan;
(3) To hold an advisory vote on executive compensation;
(4) To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014; and
(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on the record date of April 14, 2014.
VOTING BY PROXY:
Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the Notice of Internet Availability of Proxy Materials.
2013 ANNUAL REPORT:	A copy of our annual report can be obtained by following the instructions on the Notice of Internet Availability of Proxy Materials.
DATE OF MAILING:
A Notice of Internet Availability of Proxy Materials will be mailed to you on or about April 29, 2014. The Notice will provide instructions on how to access this proxy statement, any accompanying proxy card or voting instruction form and our 2013 annual report, as applicable, via the Internet and/or how to request a printed copy of these materials.

       Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 11, 2014. The proxy materials, including this proxy statement and our annual report, which includes our Form 10-K for 2013, are available on the following website: http://proxydocs.calliduscloud.com.

       You are requested to cast your proxy as instructed in the Notice of Internet Availability of Proxy Materials whether or not you expect to attend the meeting in person.

By Order of the Board of Directors

BOB L. COREY Senior Vice President, Chief Financial Officer
Pleasanton, California April 29, 2014

CALLIDUS SOFTWARE INC.

2014 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

PROXY STATEMENT
2014 ANNUAL MEETING OF STOCKHOLDERS
CALLIDUS SOFTWARE INC.
(Solicited on behalf of the Board of Directors)

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, THE PROXY MATERIALS AND VOTING YOUR SHARES

WHAT IS A PROXY?

       The board of directors of Callidus Software Inc. is soliciting your vote at our 2014 annual meeting of stockholders. A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Leslie J. Stretch and Bob L. Corey have been designated as proxies for our 2014 annual meeting of stockholders.

WHO CAN VOTE AT THE MEETING?

       The record date for our 2014 annual meeting of stockholders is April 14, 2014. The record date was established by our board of directors. Stockholders of record at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

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  vote at the meeting and any adjournments or postponements of the meeting.

       On April 14, 2014, the record date for the annual meeting, 45,958,386 shares of our common stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held on the record date.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

       Under rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are permitted to furnish our proxy materials to our stockholders by providing access to such materials over the Internet, rather than mailing printed copies of those materials to each stockholder. Each stockholder who receives a Notice of Internet Availability of Proxy Materials (the "Notice") and/or printed materials has the right to vote on all matters presented at the meeting.

       You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will provide instructions as to how you may access and review a copy of our proxy materials on the Internet, including this proxy statement and our annual report. The Notice also includes instructions for requesting a printed copy of the proxy materials. If you share an address with another stockholder and have received only one Notice, follow the instructions on the Notice to request a separate copy of these materials to be sent to you at no cost. Beneficial owners (as described below) may contact their broker, bank or other nominee to request a separate copy of these materials.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the annual meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The notice provides instructions on how to cast your vote. For additional information, see

"Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "STOCKHOLDER OF RECORD" AND HOLDING SHARES AS "BENEFICIAL OWNER" OR IN "STREET NAME"?

       Most stockholders are considered "beneficial owners" of their shares, that is, they hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in "street name."

       Stockholder of Record:    If your shares are registered directly in your name with our transfer agent, you are considered the "stockholder of record" with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to us by submitting your vote via the Internet, voting in person at the annual meeting, or, if you requested a printed set of proxy materials, submitting your vote by telephone. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" below.

       Beneficial Owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by your broker, bank or nominee (who is considered the stockholder of record with respect to those shares). As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver the proper documentation provided by your broker, bank or nominee and bring it with you to the meeting.

WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

       Stockholder of Record:    If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

         By Written Proxy:    Stockholders of record who have specifically requested and received printed proxy materials can vote their shares by marking, signing and timely returning the proxy card that is enclosed with the printed proxy materials.

         By Telephone or over the Internet:    Stockholders of record who received the Notice of Internet Availability of Proxy Materials can vote their shares via the Internet by following the instructions provided in the Notice. In addition, stockholders who requested a printed set of proxy materials may vote over the telephone. Stockholders of record who vote by telephone or via the Internet need not return a proxy card by mail. The Internet and telephone voting facilities will close at 11:59 pm, Eastern Time, on June 10, 2014.

         In Person:    All stockholders of record may vote in person at the annual meeting. For those planning to attend in person, we also recommend submitting a proxy card or voting by telephone or via the Internet to ensure that your vote will be counted if you later decide not to attend the meeting.

       Beneficial Owner:    Beneficial owners should have received the Notice of Internet Availability of Proxy Materials or voting instructions from their broker, bank or other nominee. Beneficial owners must follow the instructions in the Notice or voting instructions provided by their broker, bank or nominee in order to direct such broker, bank or other nominee as to how to vote their shares. The availability of telephone and Internet voting depends on the voting process of such broker, bank or nominee. Street name or beneficial owners must obtain a legal proxy from their broker, bank or nominee prior to the annual meeting in order to vote in person.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

       A majority of our outstanding shares as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Shares are counted as present at the annual meeting if the holder of the shares:

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  is present and votes in person at the annual meeting;

  •
  has timely voted their shares by telephone or over the Internet; or

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  has timely and properly submitted a proxy card.

       If there are not enough shares present both in person, by telephone, over the Internet, and by timely and properly submitted proxy cards to constitute a quorum, the annual meeting may be adjourned until such time as a sufficient number of shares are present.

HOW ARE ABSTENTIONS COUNTED?

       Stockholders may choose to abstain or refrain from voting their shares on one or more issues presented for a vote at the annual meeting. However, for purposes of determining the presence of a quorum, abstentions are counted as present.

WHAT IF A STOCKHOLDER DOES NOT PROVIDE A PROXY OR, IF A PROXY IS RETURNED, IT DOES NOT SPECIFY A CHOICE FOR ONE OR MORE ISSUES?

       Stockholders should specify their choice for each issue to be voted upon at the annual meeting either by telephone or over the Internet, in person, or by written proxy, as applicable. If no proxy is returned (including by telephone or over the Internet) or if a proxy is signed and returned but no specific instructions are given on one or more of the issues to be voted upon at the annual meeting, proxies will be voted in accordance with applicable rules, laws and regulations as follows:

       Stockholder of Record:    If you are a stockholder of record and you do not return a proxy (including by telephone or over the Internet), your shares will not be voted at our annual meeting and your shares will not be counted for purposes of determining whether a quorum exists. If you do return a proxy (including by telephone or over the Internet), but you fail to specify how your shares should be voted on one or more issues to be voted upon at our annual meeting, then to the extent you did not specify a choice, your shares will be voted: (i) FOR Proposal One for the election of all of the director nominees; (ii) FOR Proposal Two to approve our Amended and Restated Employee Stock Purchase Plan; (iii) FOR Proposal Three to approve, on an advisory basis, our executive compensation; and (iv) FOR Proposal Four to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014.

       Beneficial Owner:    If you are a beneficial owner and (i) you do not return a proxy (including by telephone or over the Internet) to your broker, bank or other nominee who holds your shares, or (ii) you do provide a proxy (including by telephone or over the Internet), but you fail to specify your voting instructions on one or more of the issues to be voted upon at our annual meeting, under applicable rules, your broker, bank or other nominee may exercise discretionary authority to vote your shares on routine proposals, but may not vote your shares on non-routine proposals. However, the shares that cannot be voted by brokers, banks and other nominees on non-routine matters, but are represented at the meeting, will be deemed present at our annual meeting for purposes of determining whether the necessary quorum exists to proceed with our annual meeting, but such shares are not considered entitled to vote on the non-routine proposals.

       We believe that under applicable rules, Proposal Four: Ratification of Appointment of Independent Auditors, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014, is considered a routine matter for which brokerage firms may vote shares that are held in the name of brokerage firms and that are not voted by the applicable beneficial owners.

       However, we believe that all other proposals for consideration at the annual meeting are considered non-routine matters under applicable rules. Accordingly, brokers, banks or other nominees cannot vote on any of these proposals without instructions from beneficial owners.

HOW DO I CHANGE OR REVOKE MY PROXY?

       You may change or revoke your proxy at any time before it is voted. Proxies for shares held of record may be changed or revoked by timely: filing with our Secretary a written notice of revocation bearing a later date than the proxy, or by duly executing a later dated proxy relating to the same shares and submitting it by Internet, by telephone, or by mail to our Secretary, or by attending our annual meeting and voting in person (although attendance at our annual meeting will not in and of itself constitute a revocation of a proxy). Any notice of revocation or subsequent proxy must be delivered prior to commencement of the vote at the annual meeting. Any written notice of revocation or subsequent proxy for shares held of record should be delivered to: Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588, Attention: Secretary.

       Proxies for shares held in "street name" by beneficial owners may be changed or revoked by following the directions provided by your broker, bank or other nominee regarding how to change or revoke your proxy, or if you have obtained a legal proxy from the holder of record giving you the right to vote your shares, by attending our annual meeting and voting in person.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD AND/OR NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

       It means that your shares are registered differently or you have multiple accounts. Please vote all of these shares by, as applicable, completing and returning each proxy card or following the instructions on each Notice of Internet Availability of Proxy Materials you receive. For additional information, see "Questions and Answers About the Annual Meeting, the Proxy Materials and Voting Your Shares – What Are The Different Methods That I Can Use To Vote My Shares Of Common Stock?" above.

HOW DO I PROPOSE ACTIONS FOR CONSIDERATION OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS?

       Stockholders may submit proposals for consideration at a future annual meeting of stockholders, including director nominations. The manner in which you may present a proposal or nominate a candidate for the board of directors is described in our bylaws. You may contact our Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. If you submit the name of a candidate for nomination to the board of directors to the Secretary, you also should submit all information relating to such potential nominee required under Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including biographical and other information about the candidate, a statement of the candidate's qualifications, and any other data that supports the nomination.

       Pursuant to Rule 14a-8 of the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in our proxy materials for our 2015 annual meeting of stockholders, proposals must be received by us no later than December 30, 2014 and have complied with the requirements of Rule 14a-8 of the Exchange Act. Stockholders intending to present a proposal at our 2015 annual meeting, but not intending to have such proposal included in our 2015 proxy materials, must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that you must submit a written notice of intent to present such a proposal to our Secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such proposals for the 2015 annual meeting on or after February 11, 2015 and on or before March 13, 2015. Notices received outside of this period, along with any proposals contained therein, will be considered untimely and the proposals or nominees set forth therein will not be brought before the annual meeting.

WHO BEARS THE COST OF THIS SOLICITATION?

       We pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition, we may reimburse banks, brokers, and other custodians, nominees and fiduciaries who represent beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by mail, telephone, facsimile, email or other means of communication (electronic or otherwise). No additional compensation will be paid for such services.

WHAT IF ONLY ONE COPY OF THESE PROXY MATERIALS OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WAS DELIVERED TO MULTIPLE STOCKHOLDERS WHO SHARE A SINGLE ADDRESS?

       We have adopted a procedure called "householding," which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials (the "Notice") and, if applicable, the proxy materials to multiple stockholders who have the same last name and share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver a separate copy of the Notice promptly and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of the materials. To request separate delivery of these materials now or in the future, you may submit a written request by following the instructions described in the Notice.

PROPOSAL ONE: ELECTION OF DIRECTORS

       In voting on the election of our director nominees, stockholders may:

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  vote in favor of all nominees;

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  withhold votes as to all nominees; or

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  withhold votes as to specific nominees.

       Assuming a quorum is present, directors will be elected by a plurality of the votes cast.

Majority Vote Policy

       Our corporate governance guidelines, which are summarized later in this proxy statement, set forth the procedures if a director-nominee is elected, but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" than votes "for" such election is required to tender his or her resignation to the board of directors promptly following certification of the stockholder vote.

       The nominating and corporate governance committee (the "NCG committee") is required to make recommendations to the board of directors with respect to any such letter of resignation. The board of directors is required to take action with respect to this recommendation and to disclose their decision-making process. Full details of this policy are set out in our corporate governance guidelines that are available on our Internet website located at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and also under the section entitled "Vote Required" below.

       Our bylaws provide that the board of directors may consist of five to nine directors, the exact number of which is determined by the board of directors from time to time. The board of directors has set the authorized number of board members at seven. Our certificate of incorporation provides that the board of directors shall be divided into three classes, each consisting of as close to one-third of the total number of directors as possible. Each class of directors serves a three-year term that expires at the annual meeting of stockholders in the year listed in the table below:

Class II (2014)	Class III (2015)	Class I (2016)
William B. Binch	Charles M. Boesenberg	Mark A. Culhane
Kevin M. Klausmeyer	Leslie J. Stretch	David B. Pratt
Michele Vion

       Based on the recommendation of the NCG committee, the board of directors has nominated William B. Binch, Kevin M. Klausmeyer and Michele Vion for election as Class II directors, each to serve a three-year term that expires at the annual meeting of stockholders in 2017, or until their successors are duly elected and qualified. Mr. Binch, Mr. Klausmeyer and Ms. Vion are currently serving as Class II directors and each has consented to serve for a new term.

       Directors in Class I and Class III are not being re-elected this year and will continue in office for the remainder of their terms, as described above, unless such directors resign or their service as directors otherwise ceases in accordance with our certificate of incorporation or bylaws.

Vote Required

       The three Class II directors being voted on this year are elected by a plurality of the votes actually cast. This means that the director nominee with the most affirmative votes for a particular seat is elected for that seat. Abstentions have no effect on the outcome of the vote.

       In an uncontested election (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election (a "Majority Withheld Vote") is obligated to tender his or her resignation to the board of directors promptly following certification of the stockholder vote. This year's election is an uncontested election.

       In the event of a tendered resignation following a Majority Withheld Vote, the NCG committee will thereafter promptly consider the resignation offer and recommend alternatives to the board of directors with respect to the tendered resignation, which may include accepting the resignation, maintaining the director but addressing the underlying cause of the withheld votes, resolving not to re-nominate the director in the future, rejecting the resignation, or taking any other action the committee deems to be appropriate and in our best interests. In considering what action to recommend with respect to the tendered resignation, the NCG committee will take into account all factors deemed relevant by the members of the NCG committee, including, without limitation, any stated reasons why stockholders "withheld" votes for election from such director, the length of service and qualifications of the director whose resignation has been tendered, the overall composition of the board of directors, the particular directors' contributions to us, and our corporate governance guidelines.

       The board of directors will act on the NCG committee's recommendation no later than 90 days following certification of the stockholder vote. In considering the NCG committee's recommendation, the board of directors will consider the factors and possible actions considered by the NCG committee and such additional information, factors and possible actions the board of directors believes to be relevant or appropriate.

       Following the board of directors' decision on the NCG committee's recommendation, we will promptly disclose the board of directors' action with respect to the tendered resignation (providing a description of the process by which the decision was reached and, if applicable, the reasons for not accepting the tendered resignation) in a Form 8-K filed with the SEC.

       Except as indicated below, any director who tenders his or her resignation pursuant to this provision shall not participate in the NCG committee's recommendation or the board of directors' consideration regarding the action to be taken with respect to the tendered resignation. If a majority of the members of the NCG committee receive a Majority Withheld Vote at the same election, then the independent directors who are on the board of directors who did not receive a Majority Withheld Vote will appoint a committee amongst themselves solely for the purpose of considering the tendered resignation(s) and will recommend to the board of directors action to be taken with respect to the tendered resignation(s). This committee may, but need not, consist of all of the independent directors who did not receive a Majority Withheld Vote. If all of the independent directors receive Majority Withheld Votes, all directors will participate in the consideration of the action to be taken with respect to the tendered resignation(s). To the extent that one or more directors' resignation(s) are accepted by the board of directors, the NCG committee will recommend to the board of directors whether to fill such vacancy or vacancies or to reduce the size of the board of directors.

       It is the intention of the persons named as proxies herein to vote in favor of the candidates nominated by the board of directors unless such authority is withheld, either by affirmative vote of the stockholders or deemed withheld by the failure of stockholders to submit their votes. If any nominee should not be available for election, the proxies will be voted in the best judgment of the persons authorized as proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Information about Director Nominees

       William B. Binch, age 74, has served as a director of Callidus since 2005 and as the Lead Independent Director of our board of directors since 2008. Mr. Binch served as Chief Executive Officer and President of SeeCommerce, a business performance management software company, from 2003 until his retirement in 2004. Prior to joining SeeCommerce in 1999, Mr. Binch served as Senior Vice President of Worldwide Operations for Hyperion Solutions Corporation, an enterprise software and services company, and as a senior executive at Business Objects S.A. and Prism, Inc., both of which are business intelligence and data-warehousing companies. Mr. Binch also serves as a member of the board of directors of MedeAnalytics Inc. (formerly, MedeFinance, Inc.), an application service provider of financial and analytical resources to the healthcare industry, and Saama Technologies, Inc., a consulting and system integration firm specializing in business intelligence and analytics. Mr. Binch holds a B.S. in I.E. from the University of Maryland. The board of directors believes that Mr. Binch's extensive experience as a senior executive, and detailed knowledge about the oversight of sales organizations, in particular, are important assets that assist our board of directors and management to identify and define our strategic initiatives and contribute to the structuring of our internal operations.

       Kevin M. Klausmeyer, age 55, has served as a director of Callidus since 2013. He also currently serves on the board of directors of various privately-held companies, including Unitrends, Inc. a data protection company, and Opvizor, Inc., an IT optimization company. From 2006 to 2011, Mr. Klausmeyer was the Chief Financial Officer of The Planet, Inc., a provider of dedicated web hosting products and services. Before joining The Planet, Mr. Klausmeyer was Chief Financial Officer of RLX Technologies, Inc., a developer of management and provisioning software and of PentaSafe Security Technologies, Inc., an enterprise security management software provider. Mr. Klausmeyer previously held positions with BMC Software, Inc., an IT management software company, spent 13 years in public accounting with Arthur Andersen LLP, and served on the boards of Quest Software, Inc., and Sourcefire, Inc. Mr. Klausmeyer graduated from the University of Texas with a B.B.A. in Accounting. Mr. Klausmeyer's extensive experience with companies in the software and technology industry, deep understanding of the complex financial and operational issues facing global companies, and extensive knowledge of accounting principles and financial reporting rules and regulations are valuable additions to our board of directors.

       Michele Vion, age 54, has served as a director of Callidus since 2005. Ms. Vion has been employed as Vice President, Human Resources at Bill Barrett Corporation, a natural resources development and exploratory property company, since August 2010. Ms. Vion previously was employed at Level 3 Communications, Inc., an international communications company, starting in 2006 and ultimately as Group Vice President of Human Resources up to January 2010. Ms. Vion was also previously employed at Sun Microsystems, Inc., a computer networking company, in a variety of positions, and held senior human resource and compensation positions at Storage Technology Corporation, a data management and storage company; Electronic Data Systems Corporation, a global technology services company; and JP Morgan, a global financial services firm. Ms. Vion holds a B.A. in East Asian Studies and Economics from Wesleyan University. The board of directors believes the vast knowledge of human resources activities, including a wide variety of compensation plan structures, which Ms. Vion brings to the board of directors is strategically important to the development of our products for target markets and to structuring and maintaining our operations.

Information about Other Directors

       Charles M. Boesenberg, age 65, has served as a director of Callidus since 2006, as Executive Chairman of the Board from 2007 to 2008, and as Chairman of the Board since 2008. From 2002 to 2006, Mr. Boesenberg served as Chief Executive Officer and Chairman of the Board at NetIQ Corporation, a provider of integrated systems and security management solutions. Prior to joining NetIQ, Mr. Boesenberg held senior executive positions at IBM Corporation, a multinational technology and consulting corporation, and Apple Inc., a global provider of various products and related software, peripherals and services, and served as President and Chief Executive Officer of Central Point Software Inc., Magellan Navigation, Inc. and Integrated Systems Inc. Mr. Boesenberg currently serves as a member of the board of directors of Silicon Graphics International Corp., a provider of computer servers and data storage solutions and Boingo Wireless, Inc., a Wi-Fi software and services provider. Previously, Mr. Boesenberg was a director at Websense, Inc., Keynote Systems, Inc., Ancestry.com Inc., Interwoven Inc., Symantec Corporation, Macromedia, Inc. and Maxtor Corporation. Mr. Boesenberg holds a B.S. in Mechanical Engineering from the Rose Hulman Institute of Technology and a M.S. in Business Administration from Boston University. Mr. Boesenberg is a veteran leader adept at implementing and advancing strategic initiatives, negotiating mergers and acquisitions, managing corporate operations and guiding executives. His familiarity and skill in interacting with the investment community also adds to his value to the board of directors.

       Mark A. Culhane, age 54, has served as a director of Callidus since 2010. Since December 2012, Mr. Culhane has been the Chief Financial Officer at Lithium Technologies, Inc., a software company that helps companies better connect with their customers. From 2001 to May 2012, Mr. Culhane was Executive Vice President and Chief Financial Officer of DemandTec, Inc., an IBM Corporation company that provides consumer demand management solutions. Previously, Mr. Culhane worked at iManage, Inc., a provider of e-business content and collaboration software, SciClone Pharmaceuticals, Inc., an international biopharmaceutical company, and at the public accounting firm Price Waterhouse. Mr. Culhane earned his B.S. in Business Administration from the University of South Dakota. The board of directors believes that Mr. Culhane's extensive experience in key operational and financial positions, along with his decade of work as an auditor, provide the board of directors and our audit committee with valuable insight and perspectives regarding public company accounting, particularly in light of our focus on recurring revenues.

       David B. Pratt, age 74, has served as a director of Callidus since 2004 and served as our interim President and Chief Executive Officer from 2004 to 2005. Prior to joining Callidus, Mr. Pratt served as interim President and Chief Executive Officer of AvantGo, Inc., a mobile internet service company, from 2002 to 2003. From 2000 to 2001, Mr. Pratt served as President and Chief Executive Officer of gForce Systems, Inc., an enterprise software company focusing on e-learning. Prior to joining gForce, Mr. Pratt was Executive Vice President and Chief Operating Officer of Adobe Systems, Inc., a software company, from 1988 to 1998. Mr. Pratt previously held positions at Logitech, Inc., a manufacturer of computer input devices, and Quantum Corporation. Mr. Pratt currently serves on the boards of directors of The SETI Institute and YMCA of the USA, and served on the board of Plumtree Software from 2002 until 2005. Mr. Pratt holds an M.B.A. from the University of Chicago and a B.S. in Electrical Engineering from the Massachusetts Institute of Technology. The board of directors regards Mr. Pratt as a strong executive with a deep understanding of public company operational, financial and governance standards that the board of directors considers important in guiding the company. Additionally, as a former interim President and Chief Executive Officer of Callidus, the board of directors considers his in-depth understanding of our products and customer requirements particularly useful when analyzing strategic and operational goals for us and assessing operational risks.

       Leslie J. Stretch, age 52, has served as our President and CEO since 2007 and as a member of our board of directors since 2008. Previously, Mr. Stretch was our Senior Vice President, Global Sales, Marketing and On-Demand Business during 2007; Senior Vice President, Worldwide Sales from 2006 to 2007; and Vice

President, Worldwide Sales from 2005 to 2006. Prior to joining Callidus, Mr. Stretch served as interim CEO for The Hamsard Group plc, a software solutions and services provider, in the United Kingdom during 2005. Previously, Mr. Stretch served in a variety of roles at Sun Microsystems, Inc., a computer networking company, and Oracle Corporation, U.K., an enterprise software provider. Mr. Stretch holds a B.A. in Economics and Economic History from the University of Strathclyde and a Postgraduate Diploma in Computer Systems Engineering from the University of Edinburgh. Mr. Stretch is a sales veteran with more than 20 years of increasing responsibilities across small to very large multi-national sales organizations. His thorough understanding of the motivating factors that drive sales representatives as well as the challenges that organizations encounter managing sales performance programs helps to establish and direct our corporate goals and objectives. Additionally, as our President and CEO, Mr. Stretch's oversight of all facets of our business provides him with a comprehensive understanding of our operations, goals and opportunities critical to the supervisory role of our board of directors.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

       Our board of directors, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the board of directors selects and monitors our top management, provides oversight of our financial reporting processes, and determines and implements our corporate governance policies.

       Our board of directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals. To that end, during the past year, our board of directors and management periodically reviewed our corporate governance policies and practices to ensure that they remain consistent with the requirements of the Sarbanes-Oxley Act, U.S. Securities and Exchange Commission ("SEC") rules, and the listing standards of the NASDAQ Global Select Market ("NASDAQ"). In doing so, our board of directors also reviewed current best practices of similarly situated public companies.

       Besides verifying the independence of the members of our board of directors and committees (which is discussed in the section entitled "Independence of the Board of Directors" below), at the direction of our board of directors, we also:

  •
  periodically review and make necessary changes to the charters for our audit and qualified legal compliance, compensation and NCG committees;

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  have established disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act and the rules and regulations of the SEC;

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  have a procedure in place for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

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  have a code of business conduct and ethics that applies to our officers, directors and employees.

       In addition, we have adopted a set of corporate governance guidelines. The NCG committee is responsible for reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the board of directors concerning corporate governance matters. Our corporate governance guidelines address matters such as:

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  Director Independence – Independent directors must constitute a substantial majority of our board of directors.

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  Monitoring Board Effectiveness – The board of directors must conduct an annual self-evaluation of the board of directors and its committees.

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  Chairman of the Board and Lead Independent Director – The roles and responsibilities of the Chairman of the Board and the Lead Independent Director are generally described in our corporate governance guidelines, as described under the section entitled "Board Leadership Structure" below.

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  Executive Sessions of Directors – The Chairman of the Board, the Lead Independent Director, and/or the independent chairpersons of the applicable committees regularly lead meetings among non-employee directors without management present.

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  Board Access to Independent Advisors – Our board of directors as a whole, and each of its committees separately, have authority to retain independent consultants, counselors or advisors as each deems necessary or appropriate.

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  Board Committees – All members of the audit, compensation and NCG committees are independent in accordance with applicable NASDAQ criteria.

       Copies of our corporate governance guidelines, code of business conduct and ethics and committee charters can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Meetings of the Board of Directors

       Our board of directors held 12 regular and special meetings in 2013. Each director attended at least 75% of the aggregate number of meetings of the board of directors and meetings of committees on which such director served that were held during 2013. Under our corporate governance guidelines, directors are expected to be active and engaged in discharging their duties and to keep themselves informed about our business and operations. Directors are also expected to make every effort to attend our annual meeting of stockholders, all meetings of the board of directors and all meetings of the committees on which they serve. All of our directors except Michele Vion attended our 2013 annual meeting of stockholders.

Risk Oversight

       The role of our board of directors in our risk oversight process includes receiving regular reports from senior management on areas of material risk to our business, including operational, financial, legal and regulatory, strategic, ethical and reputational risks. Our board of directors has formalized this process by establishing a Corporate Compliance Program and appointing a Chief Compliance Officer to oversee its operations. The entire board of directors (or an appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the Chief Compliance Officer, as well as additional comments or recommendations from any member of senior management, to enable it to understand our risk identification, risk management and risk mitigation processes and strategies. Additionally, when a committee receives a report on a particular risk, the chairperson of the relevant committee may also report on the discussion to the entire board of directors during the committee reports portion of the next meeting of the board of directors. This enables the board of directors and its committees to coordinate the risk oversight role.

Code of Business Conduct and Ethics

       We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer ("CEO"), principal financial officer and principal accounting officer. During 2013, no waivers were granted from any provision of the code of business conduct and ethics.

       A copy of our code of business conduct and ethics is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/ and may also be obtained without charge by contacting our Secretary at Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588. We intend to post any amendments to or waivers from our code of business conduct and ethics (to the extent applicable to our CEO, principal financial officer or principal accounting officer) on our website referred to above.

Stockholder Communications with the Board of Directors

       Stockholders and other parties interested in communicating directly with the board of directors may do so by writing to: Board of Directors, c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500,

Pleasanton, CA 94588 or by e-mail to callidusboard@calliduscloud.com. The Lead Independent Director is available for periodic consultation and direct communication with our major stockholders. Stockholders and others may also direct their correspondence solely to the Chairperson of the audit committee or to our Secretary. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of our audit committee and handled in accordance with applicable procedures established by the audit committee.

Independence of the Board of Directors

       Consistent with our corporate governance guidelines and NASDAQ rules, our board of directors has determined that, as of the date of this proxy statement, all of the members of our board of directors other than our CEO are "independent directors." All members of the audit and qualified legal compliance, compensation, and NCG committees satisfy such independence criteria.

Board Leadership Structure

       The positions of CEO and Chairman of the Board are separated. The board of directors believes that separating these roles provides the right foundation to pursue strategic and operational objectives, while maintaining effective oversight and objective evaluation of corporate performance.

       Our Chairman of the Board is independent, and we also have a separate Lead Independent Director. Mr. Boesenberg currently serves as our Chairman of the Board and Mr. Binch serves as our Lead Independent Director.

       The board of directors has the authority, with input of the NCG Committee, to define the duties of each or both of those roles, as they may change from time to time. Some of the duties allocated by the board of directors to these two positions include:

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  presiding at meetings of the board of directors;

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  presiding at executive sessions of the independent directors;

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  serving as a liaison between the CEO and the independent directors and leading the process of the annual evaluation of the CEO;

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  approving meeting agendas for the board of directors;

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  approving meeting schedules to assure that there is sufficient time for discussion of all items;

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  the authority to call meetings of the independent directors; and

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  being available for consultation and direct communication if requested by major stockholders.

Executive Sessions

       The board of directors regularly holds executive sessions without executive management present. The sessions are scheduled and led by either the Chairman of the Board or the Lead Independent Director and/or the applicable independent chairperson of the committee of the board of directors. Any director can request additional executive session(s) to be scheduled.

Compensation Plans Risk Assessment

       As part of its oversight function, our board of directors and our compensation committee in particular, along with our management team, considers potential risks when reviewing and approving various compensation plans, including executive compensation. Based on this review, our board of directors has concluded that such compensation plans, including executive compensation, do not encourage risk taking to a degree that is reasonably likely to have a materially adverse impact on us or our operations.

Committees of the Board of Directors

       The board of directors uses committees to work on certain issues in more detail than would be reasonable at a meeting of the full board of directors. Each committee reviews the progress and results of its meetings with the full board of directors and makes recommendations to the board of directors as and when appropriate. The board of directors presently has three standing committees: an audit committee (which also serves as our qualified legal compliance committee), a compensation committee and a nominating and corporate governance committee. Each director who served on a committee attended at least 75% of all meetings of each such committee held during 2013. Each of the three standing committees of the board of directors described below operates pursuant to a written committee charter that is available to stockholders on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

Director	Independent Director	Audit and Qualified Legal Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee
William B. Binch	X		X	X
Charles M. Boesenberg	X
Mark A. Culhane	X	X	X
Kevin M. Klausmeyer	X	X		X
David B. Pratt	X	X	X
Leslie J. Stretch
Michele Vion	X		X	X

  Audit Committee and Qualified Legal Compliance Committee

       The audit committee and qualified legal compliance committee currently consist of:

    Mark A. Culhane (Chair)
    Kevin M. Klausmeyer
    David B. Pratt

       The audit committee met nine times in 2013. Each of Messrs. Culhane, Klausmeyer and Pratt: (i) is "independent" as defined by current NASDAQ listing standards, (ii) meets the independence requirements of the Exchange Act, including without limitation Rule 10A-3, and (iii) qualifies as a "financial expert" as defined in the SEC rules. The audit and qualified legal compliance committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Pursuant to its charter, the audit committee is responsible for the oversight of the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our independent auditors and other significant financial matters. As more fully described in its charter, the audit committee, among other things:

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  has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors;

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  reviews and approves the scope of the annual audit;

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  reviews and pre-approves the engagement of our independent auditors to perform audit and non-audit services and related fees;

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  reviews the integrity of our financial reporting process;

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  reviews our financial statements, disclosures and filings with the SEC;

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  reviews funding and investment policies;

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  reviews and approves an annual report of the audit committee for inclusion in this proxy statement;

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  reviews disclosures from our independent auditors regarding independence standards;

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  reviews and, if appropriate, approves, related-party transactions and/or other conflicts or potential conflicts of interest; and

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  annually reviews and assesses its performance and the adequacy of its charter.

       The members of our audit committee also act as our qualified legal compliance committee ("QLCC"). The QLCC is responsible for reviewing any reports it receives from attorneys representing us or our subsidiaries of a material violation or breach arising under United States federal or state laws. The QLCC has the authority and responsibility to adopt written procedures for the confidential receipt, retention and consideration of any report of violations and to determine whether an investigation is necessary. The QLCC also has authority to initiate investigations and recommend that we implement appropriate measures in response to such reported violations. The audit committee, acting as the QLCC, reports to the board of directors at least once a year on any reports received and investigations conducted. The QLCC conducted its annual review of 2012 and 2013 during the audit committee meetings in March 2013 and 2014, respectively. As no violations or breaches were reported in 2012 or 2013, the QLCC did not hold any other meetings in 2013. The QLCC acts only by majority vote.

       A report of the audit committee for 2013 is included in this proxy statement.

  Compensation Committee

       The compensation committee currently consists of:

    Michele Vion (Chair)
    William B. Binch
    Mark A. Culhane
    David B. Pratt

       The compensation committee met eight times in 2013. The board of directors has determined that each of the members of the compensation committee is: (i) a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, (ii) an "outside director" as defined pursuant to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, and (iii) "independent" as defined by current NASDAQ listing standards, including the enhanced independence requirements for compensation committee members. The compensation committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the compensation committee, among other things:

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  oversees our compensation and benefits policies generally;

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  evaluates the performance of our executives and reviews our management succession plans;

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  oversees and sets compensation for our executive officers other than our CEO and advises and makes compensation recommendations to the board of directors for our CEO and directors;

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  reviews and approves an annual discussion and analysis on executive compensation for inclusion in our proxy statement;

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  reviews and approves any employment, severance and change of control agreements with our senior executives, as well as any other compensation arrangements; and

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  annually reviews and assesses its performance and the adequacy of its charter.

       A copy of the compensation committee charter can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. For more information regarding the compensation committee's processes and use of consultants, see the "Compensation Discussion and Analysis" section included in this proxy statement below.

    Compensation Consultant

       The compensation committee retains Frederic W. Cook & Co., Inc. ("F.W. Cook") to advise the compensation committee on marketplace trends and provide guidance with respect to peer company practices involving executive compensation, management proposals for compensation programs, and executive officer compensation decisions. F.W. Cook evaluates our equity compensation programs generally, and also consults with the compensation committee about its recommendations to the board of directors on CEO and director compensation.

    Consultant Independence

       F.W. Cook is directly accountable to the compensation committee. To maintain the independence of the firm's advice, F.W. Cook does not provide any services for us other than those described above. In addition, the compensation committee conducted a conflict of interest assessment in 2013 by using the factors applicable to compensation consultants under SEC rules and no conflict of interest was identified.

  Nominating and Corporate Governance Committee

       The nominating and corporate governance committee ("NCG committee") currently consists of:

    William B. Binch (Chair)
    Kevin M. Klausmeyer
    Michele Vion

       The NCG committee met two times in 2013. The board of directors has determined that each of the members of the NCG committee is "independent" as defined under current NASDAQ listing standards. The NCG committee charter was amended and restated on March 6, 2014 and is available on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. As more fully described in its charter, the NCG committee, among other things:

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  makes recommendations to our board of directors regarding nominees to the board of directors proposed for election by our stockholders as well as individuals to be considered to fill any vacancies that may occur on the board of directors;

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  establishes criteria for membership on the board of directors and its committees, including criteria as to director independence;

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  oversees the process for evaluating the performance of our board of directors and its committees;

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  evaluates the current composition, organization and governance of our board of directors and its committees, determines future requirements and makes recommendations to our board of directors for approval;

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  annually reviews and evaluates its performance, including compliance with its charter; and

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  develops and recommends to the board of directors our corporate governance guidelines and code of business conduct and ethics and oversees compliance therewith.

Consideration of Director Nominees

  Stockholder Nominees

       Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. For a description of this process, see "Questions and Answers about the Annual Meeting, the Proxy Materials and Voting Your Shares – How Do I Propose Actions for Consideration or Nominate Individuals to Serve as Directors at Next Year's Annual Meeting of Stockholders?" above. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the NCG committee. The NCG committee's policy is to consider properly submitted stockholder nominations. In evaluating all director nominations, the NCG committee seeks to balance an individual's knowledge, experience and capabilities and compliance with the membership criteria set forth below under "Director Qualifications."

  Director Qualifications

       Our corporate governance guidelines apply membership criteria to nominees recommended by the NCG committee for a position on our board of directors. These include judgment, diversity, age, skills, background and experience in light of the board of directors' present composition and the current challenges and needs of the board of directors and its committees. The NCG committee also takes into account the independence, financial literacy and financial expertise standards required under our corporate governance guidelines and committees charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate's present activities and our corporate governance guidelines, to devote the necessary time and attention to serving as a director and a committee member. Each director must represent the interests of all stockholders. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

  Identifying and Evaluating Nominees for Directors

       The NCG committee utilizes a variety of methods to identify and evaluate director nominees. The NCG committee regularly assesses the appropriate size of the board of directors and whether any vacancies are expected. In the event that vacancies are anticipated or otherwise arise, the NCG committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the NCG committee through current board of director members, professional search firms engaged by the NCG committee, stockholders or others. These candidates are evaluated at regular or special meetings of the NCG committee and may be considered at any point during the year.

 DIRECTOR COMPENSATION

       We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our board of directors and that this approach is comparable to the policies of our peers. More specifically, our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors with those of the company and its stockholders and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. For restricted stock units ("RSUs") awarded prior to January 1, 2014, we have a holding requirement for directors that furthers this goal, such that no shares underlying such RSUs can be sold by the director until the earlier of his or her departure from the board of directors (whether by resignation, death or failure to be re-elected) or a change of control. Based on an assessment by our new compensation consultant towards the end of 2013, the holding requirement was removed for RSUs awarded to non-employee directors on or after January 1, 2014 in order to make our director compensation more competitive with our peers.

       Pursuant to our Stock Ownership Policy, each non-employee director must currently own our common stock in an amount equivalent to three times the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Any individual who is not currently, but subsequently becomes, subject to the foregoing Stock Ownership Policy must own the appropriate amount within three years of beginning service on the board of directors. Exceptions to this Stock Ownership Policy may be made in the case of extraordinary circumstances such as personal hardship. Measured as of the record date of April 14, 2014, all of the individuals subject to the foregoing Stock Ownership Policy met these requirements. A copy of the Stock Ownership Policy can be accessed electronically at www.calliduscloud.com/about-us/investor-relations/corporate-governance/. Further details regarding the Stock Ownership Policy can be found in the section entitled "Compensation Discussion and Analysis – Other Compensation Policies and Information – Stock Ownership Policy" below.

       Our non-employee directors receive an annual cash retainer for board of directors and committee service in addition to equity compensation, as set forth in further detail in the table below.

		Annual Cash Retainer Applicable to 2013 and 2014 (1)	Annual Equity Compensation Applicable to 2014 (2)	Annual Equity Compensation Applicable to 2013 (3)
Board of Directors Membership	Existing Member	$30,000	$125,000 in RSUs	• 15,000 stock options • 5,000 RSUs
	New Member		$125,000 in RSUs; one-time award (4)	• 25,000 stock options (5)(6) • 7,500 RSUs (6)
Chairman of the Board		$30,000	$60,000 in RSUs	10,000 RSUs
Lead Independent Director		$30,000	$30,000 in RSUs	5,000 RSUs
Audit Committee	Chair	$20,000
	Member	$10,000
Compensation Committee	Chair	$15,000
	Member	$ 8,000
Nominating and Corporate Governance Committee	Chair	$ 8,000
	Member	$ 6,000
  (1)
  The annual cash retainers are payable in quarterly installments.
  (2)
  Except as otherwise stated, RSUs are awarded immediately following the annual meeting of stockholders and fully vest on the first anniversary of such award date. Directors may sell the shares underlying the RSUs provided the Stock Ownership Policy requirements continue to be met.
  (3)
  Except as otherwise stated, each option and RSU was awarded and vested immediately following the annual meeting of stockholders. No shares underlying RSUs awarded prior to January 1, 2014 can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.
  (4)
  In 2014, a new member of the board of directors is awarded RSUs as of the date the individual first joins the board of directors and such RSUs vest on the first anniversary of the award date. If the new member has served less than one year, at the first annual meeting after joining the board of directors, the new director will still be eligible to receive the annual refresh RSUs (awarded to existing members), but the award will be pro-rated based on the portion of the year that the individual has served on the board of directors.
  (5)
  Twenty-five percent of the options vest on the first anniversary of the award date and the remainder vest monthly thereafter over three years.
  (6)
  In 2013, a new member of the board of directors was granted stock options and awarded RSUs as of the date the individual first joined the board of directors. If the new member had served less than one year, at the first annual meeting after joining the board of directors, the new director was eligible to receive the annual refresh stock options and RSUs (awarded to existing members), but the awards were pro-rated based on the portion of the year that the individual had served on the board of directors.

       We have entered into change of control agreements with each of our non-employee directors, which provide that, in the event of a change of control, all options and RSUs then held by each director will immediately vest.

       The table below shows the compensation received by each of our non-employee directors during 2013. Our non-employee directors do not receive fringe or other benefits.

 DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (RSUs) ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
William B. Binch	$76,000	$62,500	$50,444	—	—	$188,944
Charles M. Boesenberg	$60,000	$93,750	$50,444	—	—	$204,194
Mark A. Culhane	$58,000	$31,250	$50,444	—	—	$139,694
George B. James (3)	$23,000	$31,250	$50,444	—	—	$104,694
Kevin M. Klausmeyer (4)	$34,500	$37,531	$70,260	—	—	$142,291
David B. Pratt	$48,000	$31,250	$50,444	—	—	$129,694
Michele Vion	$51,000	$31,250	$50,444	—	—	$132,694
  (1)
  Mr. Stretch, our President and CEO, does not receive any compensation for his service as a member of the board of directors.
  (2)
  The amounts shown reflect the aggregate grant date fair value of RSU and stock option awards, respectively, determined in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2013. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.
  (3)
  Mr. James retired from the board of directors when his term expired on June 5, 2013, the date of the 2013 annual meeting of stockholders.
  (4)
  Mr. Klausmeyer joined the board of directors on April 29, 2013.

       The following table sets forth information with respect to stock options and RSUs granted during 2013 to our non-employee directors. The vesting schedule and grant term is described in further detail in the "Director Compensation" section above.

Name	Grant Date	Stock Awards (RSUs): Number of Shares of Stock or Units (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock Awards and Option Awards ($) (2)
William B. Binch	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	10,000	—	—	$62,500

Charles M. Boesenberg	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	15,000	—	—	$93,750

Mark A. Culhane	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	5,000	—	—	$31,250

George B. James (3)	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	5,000	—	—	$31,250

Kevin M. Klausmeyer (4)	4/29/2013	—	25,000	$4.31	$61,853
	4/29/2013	7,500	—	—	$32,325
	6/5/2013	—	2,500	$6.25	$8,407
	6/5/2013	833	—	—	$5,206

David B. Pratt	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	5,000	—	—	$31,250

Michele Vion	6/5/2013	—	15,000	$6.25	$50,444
	6/5/2013	5,000	—	—	$31,250

  (1)
  The exercise price for the stock option grant is the fair market value (i.e., the closing price) of our common stock on the grant date, as reported on NASDAQ.
  (2)
  The amounts represent grant date fair value of each stock option and/or RSU award, as applicable, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to, or realized by, the directors during 2013. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.
  (3)
  Mr. James retired from the board of directors when his term expired on June 5, 2013, the date of the 2013 annual meeting of stockholders.
  (4)
  Mr. Klausmeyer joined the board of directors on April 29, 2013 and, as a result, the RSUs and options granted to him on June 5, 2013 were pro-rated based on the portion of 2013 that he served on the board of directors.

       The following table provides information regarding outstanding equity awards, including stock options and RSUs, and applicable market values at the end of 2013.

		Option Awards				Stock Awards (RSUs)
Name (1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)

	4/11/2005	30,000	—	$3.90	4/11/2015	—	—
	6/7/2005	1,561	—	$3.50	6/7/2015	—	—
	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
William B. Binch	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—

	2/27/2006	30,000	—	$4.14	2/27/2016	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
Charles M. Boesenberg	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—

	6/1/2010	21,875	3,125	$3.13	6/1/2015	—	—
Mark A. Culhane	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—

Kevin M. Klausmeyer	4/29/2013	—	25,000	$4.31	4/29/2023	—	—
	6/5/2013	2,500	—	$6.25	6/5/2023	—	—

	7/30/2004	120,000	—	$3.65	7/30/2014	—	—
	6/1/2004	30,000	—	$7.22	6/1/2014	—	—
	11/30/2004	120,000	—	$4.54	11/30/2014	—	—
David B. Pratt	6/7/2005	767	—	$3.50	6/7/2015	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—

	6/2/2009	15,000	—	$2.89	6/2/2014	—	—
	6/1/2010	15,000	—	$3.13	6/1/2015	—	—
Michele Vion	6/1/2011	15,000	—	$5.70	6/1/2016	—	—
	6/6/2012	15,000	—	$5.27	6/6/2022	—	—
	6/5/2013	15,000	—	$6.25	6/5/2023	—	—
  (1)
  Mr. James retired from the board of directors when his term expired on June 5, 2013. Based on information available to the company, Mr. James held no outstanding awards at the end of 2013. To the extent he acquired or sold shares in the open market after his departure, such information may not be reflected here.
  (2)
  Each RSU awarded in 2013 vested immediately following the 2013 annual meeting of stockholders. No shares underlying RSUs awarded prior to January 1, 2014 can be sold until the earlier of: (a) the individual's departure from the board of directors (whether by resignation, death or failure to be re-elected), or (b) a change of control.

Compensation Committee Interlocks and Insider Participation

       None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

 EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

       The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to our board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

  Michele Vion, Chair
  William B. Binch
  Mark A. Culhane
  David B. Pratt

       No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

       In this section, we discuss and analyze the 2013 compensation of our Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), our former CFO, our next three most highly compensated current executive officers, and two former executive officers (who would have been named executive officers had they continued to serve as executive officers at the end of 2013). These individuals, who we collectively refer to as our "named executive officers" or "NEOs" are:

  •
  Leslie J. Stretch, President and CEO;

  •
  Bob L. Corey, Senior Vice President, CFO;

  •
  Jimmy Duan, Senior Vice President, Chief Technology Officer ("CTO");

  •
  Ronald J. Fior, former Senior Vice President, Finance and Operations, Chief Financial Officer;

  •
  V. Holly Albert, former Senior Vice President, General Counsel, Secretary; and

  •
  Michael L. Graves, former Senior Vice President, Engineering, Chief Technology Officer.

       Mr. Fior's employment relationship with the company ended on July 31, 2013, Ms. Albert's employment relationship with the company ended on April 30, 2013, and Mr. Graves' employment relationship with the company ended on May 13, 2013. Our CEO, CFO and CTO were our only executive officers at the end of 2013.

Executive Summary

  2013 Business Highlights

       Total revenue in 2013, which includes both software-as-a-service ("SaaS") revenue and maintenance revenue, was $112.3 million, an increase of 18% over 2012. SaaS revenue increased 20% over the prior year. Other key financial highlights for 2013 included:

  •
  on a generally accepted accounting principle ("GAAP") basis:

  •
  total gross margin was 57% compared to 47% in the prior year, and recurring revenue gross margin was 65% compared to 58% in the prior year; and

  •
  operating loss was $11.7 million and net loss was $21.4 million compared to $23.9 million and $27.7 million in the prior year.

  •
  on a non-GAAP basis:

  •
  total gross margin was 61% compared to 54% in the prior year, and recurring revenue gross margin was 68% compared to 63% in the prior year; and

  •
  operating income was $5.2 million and net income was $3.3 million compared to operating loss of $4.7 million and net loss of $5.4 million in the prior year.

       Please refer to Appendix A for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

  Strategic Executive Compensation Actions in 2013

       An important goal of our executive compensation arrangements is to align closely the interests of our stockholders and our executives. In keeping with that goal, key elements of our 2013 executive compensation program included:

  •
  We kept NEO base salaries unchanged in 2013 for executives who continued in the same position;

  •
  We set a threshold level of adjusted EBITDA performance below which executives were not eligible for incentive-based cash bonuses;

  •
  We made performance-based stock units ("PSUs") a major component of our equity compensation arrangements and required attainment of specific financial goals tied to key company performance metrics, to motivate executives to achieve targets that the board of directors believes are likely to increase stockholder value;

  •
  Stock options directly tie NEO compensation to increases in the market price of our stock;

  •
  NEOs received no significant benefits or prerequisites other than those offered generally to our employees;

  •
  "Double trigger" executive change of control agreements require termination of employment before benefits become payable; and

  •
  We pay no gross-up or other reimbursement for taxes.

       Other compensation governance practices that we believe align with the interests of stockholders include:

  •
  Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

  •
  We have implemented stock ownership guidelines, and all of our NEOs and board members were in compliance with those guidelines as of our record date of April 14, 2014;

  •
  All of our board members other than the CEO are independent directors under the NASDAQ listing standards, the positions of CEO and Chairman of the Board are separate, and our board of directors has appointed a Lead Independent Director;

  •
  All of our executives and board members are prohibited from pledging or hedging shares of our stock; and

  •
  We remain committed to a cap on our average annual burn rate of 5.7% for 2013, 2014 and 2015 (unless additional awards are necessary for strategic purposes, in which case the average annual burn rate may not exceed 7.26%).

  Say-on-Pay Vote

       At our 2013 stockholder meeting, we conducted a non-binding advisory vote on executive compensation ("2013 Say-on-Pay Vote") that approved the executive compensation for our NEOs described in our 2013 proxy statement, with approximately 68% of the shares voting in favor. This voting result represented a decrease in the percentage of shares voting in favor of our executive compensation program compared to our 2012 Say-on-Pay Vote. As a result of the significant level of disapproval votes, we carefully considered the 2013 Say-on-Pay Vote and its implications for our executive compensation philosophy, program and practices. We engaged in direct stockholder outreach efforts and the compensation committee undertook an in-depth analysis of our executive compensation arrangements. Following the 2013 Say-on-Pay Vote, we made executive compensation changes that are discussed in this Compensation Discussion and Analysis. The compensation committee believes these changes further align the interests of our executives with the interests of our stockholders.

  Strategic Executive Compensation Actions for 2014

       In our ongoing efforts to embrace best practices and in light of the 2013 Say-on-Pay Vote, the compensation committee engaged a new independent compensation consultant and implemented various executive compensation changes for 2014, as follows:

  •
  An overall shift in our compensation philosophy focusing on "at-risk" incentives, including lengthening the performance period from one year to three years for long-term equity-based awards;

  •
  Increased emphasis on PSUs, which constitute one-half of the number of shares subject to our equity-based awards, with PSUs paid out only if long-term financial goals that are tied to increasing stockholder value are met, namely, SaaS revenue growth and relative total stockholder return goals;

  •
  Modified peer group alignment with SaaS-based companies generating equivalent revenue; and

  •
  Metrics for incentive-based cash bonuses that pay out only upon achievement of specific corporate goals for 2014.

Compensation Setting Process

  Compensation Philosophy

       Our executive compensation program seeks to align the interests of our executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. Our compensation committee believes that our long-term objective of increasing stockholder value is closely tied to our ability to compete for talented executives who are motivated to achieve strategic annual and long-term business objectives. Therefore, in line with our pay for performance philosophy, our compensation committee has designed and actively reviews and refines our executive compensation program with an intention to accomplish the following goals:

  •
  maintain and enhance our ability to attract and retain highly qualified executives;

  •
  encourage performance that aligns executive compensation risks and rewards to our top business priorities with the interests of our stockholders;

  •
  foster a mindset among the executive team that the risks and rewards of our compensation arrangements are fair and consistent; and

  •
  focus the executive team on our operating goals by tying a substantial portion of their compensation to performance targets to which they are held accountable.

       Our executive compensation components consist of base salary, incentive-based cash bonus and performance and time-based equity awards. The total compensation, and the relative size of each compensatory element, for each NEO is determined by the compensation committee and board of directors (in the case of our CEO) considering relevant factors in light of the goals listed above. For example, because the CEO is in a position that can greatly impact our performance, his total compensation is greater than that of other NEOs, and a larger portion of his total target compensation is tied to meeting specific financial measures, putting it "at risk" and creating incentives to achieve these financial measures which the compensation committee and board of directors believe are important to stockholders. The overall target pay mix for each of our CEO, CFO and CTO for 2013 and 2014 is illustrated below. "Fixed" compensation includes base salary, stock options (in 2013), time-based restricted stock units ("RSUs") and discretionary bonuses; "at-risk" compensation includes incentive-based cash bonuses and performance-based PSUs. Our CFO joined in May 2013 and was awarded a $40,000 sign-on bonus and initial equity grants larger than our typical annual equity grants in order to attract a high-level executive in the competitive landscape in which we compete for talent, thereby resulting in a larger portion of fixed compensation.

2013 Target Pay Mix

 2014 Target Pay Mix

  The Role of Our Compensation Committee

       The compensation committee oversees our executive compensation program, including review and approval (or recommending to our board of directors for approval) of the compensation arrangements for our NEOs. In response to the 2013 Say-On-Pay Vote, effective August 1, 2013, the compensation committee engaged an independent compensation consulting firm, Frederic W. Cook & Co., Inc. ("F.W. Cook") to provide advice with respect to executive compensation matters, including guidance with respect to peer company practices. F.W. Cook reports directly to the compensation committee, and its chairperson in particular, and the committee has the sole authority to direct F.W. Cook's work. The compensation committee reviewed F.W. Cook's independence and concluded that its work did not raise any conflicts of interest. In addition, the compensation committee conducted a conflict of interest assessment by using the factors applicable to compensation consultants under SEC rules and no conflict of interest was identified. The compensation committee's previous independent compensation consulting firm was Radford, an Aon Hewitt Company ("Radford").

       The compensation committee reviews and approves general compensation policies to ensure that they complement one another and align with our overall corporate goals and policies, and do not encourage overly aggressive risk taking. Additionally, the compensation committee oversees our equity incentive plans, including reviewing and approving (or recommending to the board of directors for approval) all equity awards to our executive officers.

  Determining Executive Compensation

       The compensation committee's review of individual executive compensation includes a comparison of each primary element of compensation with peer group practices because we believe that our base salaries, incentive-based cash bonuses and equity awards should be comparable to practices among our peers, particularly with respect to expectations of executives in the markets we target for hiring and retention. In July 2012, following a review of the analysis and recommendations of its independent compensation consultant, the compensation committee approved the 2013 peer group for executive compensation evaluation, generally based on the following criteria:

  •
  software company;

  •
  annual revenue of $50 million to $200 million;

  •
  market capitalization of $100 million to $400 million; and

  •
  employee headcount between 100 to 1,000 people.

       The 2013 peer group included the following companies:

8x8, Inc.	Falconstor Software, Inc.	Responsys, Inc. *
Actuate Corporation	Guidance Software, Inc.	Saba Software, Inc.
Carbonite, Inc.	iPass Inc.	Support.com, Inc.
Cornerstone OnDemand, Inc.	Kenexa Corporation *	The Ultimate Software Group, Inc. *
E2open, Inc.	Keynote Systems, Inc. *	VASCO Data Security International, Inc.
  *
  Kenexa Corporation and The Ultimate Software Group, Inc. have annual revenue above the defined criteria but are included in the peer group because they are direct talent peers with which we compete for executive talent. Kenexa Corporation, Keynote Systems, Inc. and Responsys, Inc. were subsequently acquired.

       In 2013, the compensation committee directed Radford to evaluate the executive compensation peer group to determine whether to recommend adjustments to it, taking into account the results of the 2013 Say-on-Pay Vote. Although the compensation committee approved a revised peer group in July 2013 applicable to 2014 compensation, F.W. Cook reassessed the peer group in January 2014 in light of the company's increased revenue and market capitalization since that approval. In January 2014, the compensation committee approved a revised peer group for evaluation of 2014 executive compensation based on the recommendation of F.W. Cook. The parameters in determining this peer group included:

  •
  SaaS company; and

  •
  annual revenues up to $600 million.

       The 2014 peer group includes the following companies:

athenahealth, Inc.	Fleetmatics Group PLC	RealPage, Inc.
Concur Technologies, Inc.	Intralinks Holdings, Inc.	SciQuest, Inc.
Constant Contact, Inc.	Jive Software, Inc.	ServiceNow, Inc.
Cornerstone OnDemand, Inc.	Marketo, Inc.	SPS Commerce, Inc.
Dealertrack, Inc.	Medidata Solutions, Inc.	The Ultimate Software Group, Inc.
Demandware, Inc.	NetSuite Inc.	Workday, Inc.

Cash Compensation

       Our executive officers' cash compensation consists of:

  •
  base salary, which is a fixed amount reviewed generally once a year; and

  •
  incentive-based cash bonus, which is paid only if we achieve business operating goals, as further described below.

       Total target cash compensation generally falls around the median of peer group data, with opportunities for greater amounts for above-target performance.

       The compensation committee (and board of directors, in the case of our CEO) considers these levels of cash compensation to be competitive with market practices and appropriate to motivate our executives properly. In determining target cash compensation for specific executive officers, the compensation committee considers various factors, including the scope of the executive's job, the importance of the executive's responsibilities to the accomplishment of our significant objectives, expected value of the executive's contribution to our success, anticipated changes in our business plans and their potential impact on the executive's responsibilities, individual performance, our recent financial performance and market competitiveness. In addition, the compensation committee considers recommendations from our CEO regarding particular motivating factors for executive officers other than himself.

       The compensation committee allocates cash compensation between base salary and incentive-based cash bonus based on various criteria, including:

  •
  market data provided by the compensation committee's independent compensation consultant;

  •
  internal review of each executive officer's compensation and performance, both individually and relative to other executives; and

  •
  each individual's tenure as one of our executives.

       Additionally, the compensation committee compares the short-term impact of total target cash compensation with the longer-term impact of equity compensation.

  2013 Base Salaries

       The compensation committee considers merit-based increases to salaries for our executive officers on an annual basis and sets salaries for the new year based on corporate objectives and the recommendations of our CEO after assessing each executive's performance. A similar process is used by the board of directors in setting our CEO's salary. The compensation committee also reviews its independent compensation consultant's recommendations for market ranges within the approved list of peer companies.

    Leslie J. Stretch, Chief Executive Officer

       For 2013, Mr. Stretch's base salary was $450,000, unchanged from 2012.

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       The 2013 base salary for Mr. Corey, who joined us in the second quarter of 2013, was $350,000. This base salary represented a 7.7% increase over the $324,900 base salary of our former CFO, which the board of directors believed was appropriate given Mr. Corey's qualifications and his total compensation package.

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       Mr. Duan was promoted from Senior Vice President, Commissions Business to Chief Technology Officer effective May 8, 2013. In connection with Mr. Duan's promotion, his salary was increased by 7.3% to $295,000.

    Former Executive Officers

       The respective 2013 base salaries for Mr. Fior, our former Senior Vice President, Chief Financial Officer, Ms. Albert, our former Senior Vice President, General Counsel, Secretary and Mr. Graves, our former Senior Vice President, Engineering, Chief Technology Officer, were $324,900, $286,650 and $275,200, and were unchanged from 2012.

  2013 Incentive-Based Cash Bonuses

       In order to promote a pay-for-performance environment where executives are responsible for our corporate success, we use incentive-based cash arrangements under which executives are rewarded for company achievement of specific corporate goals. This cash compensation is "at risk" because if we do not achieve minimum performance targets, no incentive compensation is paid to the executive.

       Our 2013 Executive Incentive Bonus Plan ("2013 Bonus Plan") set threshold and target levels of bonus payouts based on achievement of different levels of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation). The threshold level of performance was adjusted EBITDA of $4 million by June 30, 2013 or $8 million by year end. The target level performance was adjusted EBITDA of $5 million by June 30, 2013 or $10 million by year end. For performance between these levels, the bonus earned was calculated in proportion to the performance level. If the threshold level of performance was met by either of the corresponding dates, then 50% of the target bonus was payable (with half of the bonus paid mid-year if the mid-year threshold was met). If the target level of performance was met by either of the corresponding dates, then 100% of the target bonus was payable (with half of the bonus paid mid-year if the mid-year target was met). Besides the threshold and target goals, to motivate executives to exceed the target, an amount equal to 15% of all adjusted EBITDA for 2013 raised above $10 million would be shared pro rata among our CEO and senior vice presidents by relative percentage of each such executive's target bonus to the total of all their target bonuses. Any payouts under the 2013 Bonus Plan were required to be self-funded such that the payouts would not cause our adjusted EBITDA to decrease below, for example, $8 million for payouts at the threshold level.

       The mid-year threshold performance level of $4 million of adjusted EBITDA was not achieved by June 30, 2013, so no interim payment was made under the 2013 Bonus Plan. In January 2014, the compensation committee determined that, subject to final confirmation following completion of the 2013 audit, the threshold EBITDA performance criteria of $8 million for 2013 had been satisfied and, consequently, approved the cash bonus payouts to Mr. Stretch and Mr. Corey described below. Due to the self-funding requirement of the 2013 Bonus Plan, although the $8 million adjusted EBITDA threshold was reached, payouts under the 2013 Bonus Plan were not at the full 50% of the target amounts.

       The target bonus percentages (of base salary) for each eligible NEO under the 2013 Bonus Plan were as follows:

Named Executive Officer	Threshold Bonus	Target Bonus (1)

Leslie J. Stretch, Chief Executive Officer	50%	100%
Bob L. Corey, Senior Vice President, Chief Financial Officer	30%	60%
Ronald J. Fior, former Senior Vice President, Chief Financial Officer (2)	37.5%	75%
V. Holly Albert, former Senior Vice President, General Counsel, Secretary (2)	37.5%	75%
Michael L. Graves, former Senior Vice President, Engineering, Chief Technology Officer (2)	37.5%	75%
  (1)
  Since the threshold level of performance but not the target level of performance was met, the bonus earned was below the target.
  (2)
  Ceased employment before year-end; received no payment under 2013 Bonus Plan.

       The compensation committee retains the right to make discretionary cash bonus payments based on meritorious circumstances. However, no discretionary cash bonuses were paid to our NEOs in 2013.

       Mr. Duan was compensated through a commission-based sales compensation plan (which is described in detail below) rather than the 2013 Bonus Plan.

    Leslie J. Stretch, Chief Executive Officer

       Mr. Stretch's on-target bonus under the 2013 Bonus Plan was 100% of his base salary, which percentage was unchanged from the prior year. Mr. Stretch's compensation under the 2013 Bonus Plan represented a larger portion of his total target cash compensation as compared with our other NEOs because his position is viewed as having more direct impact on corporate earnings. Consequently, a greater proportion of his compensation was at risk, and the compensation committee and the board of directors believed that this aligned his incentives with the interests of our stockholders. Under the 2013 Bonus Plan, Mr. Stretch earned $133,140 for 2013 performance.

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       Mr. Corey's on-target bonus percentage under the 2013 Bonus Plan was 60%. The compensation committee set Mr. Corey's percentage below the 75% on-target bonus percentage applicable to our former CFO because Mr. Corey had a base salary that was more comparable to the competitive market. Mr. Corey earned $62,132 for 2013 performance under the 2013 Bonus Plan.

       In addition, Mr. Corey, who joined the company in the second quarter of 2013, received a $40,000 one-time signing bonus as part of his employment agreement.

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       Mr. Duan's responsibilities expanded in the second quarter of 2013 from Senior Vice President, Commissions Business to Senior Vice President, Chief Technology Officer. In order to more closely align Mr. Duan's bonus targets with his primary responsibilities, the compensation committee decided that Mr. Duan would participate in a commission-based sales compensation plan instead of the 2013 Bonus Plan starting in the second quarter of 2013. The commission-based sales compensation plan provides that Mr. Duan is entitled to receive a quarterly commission based upon actual performance for professional services revenue, professional services gross margin, and recurring revenue gross margin. The threshold metrics and corresponding percentages he is entitled to receive are as follows: 0.23% of services revenue up to $20,700,000, 1.92% of services margin up to $2,497,000 and 0.17% of recurring revenue gross margin up to $56,265,000. Payment for attainment of each metric is independent of whether the other metrics are met. If the following target threshold metrics are met, the following target percentages apply: 0.46% of services revenue of exceeding $22,770,000, 3.84% of services margin exceeding $2,747,000 and 0.34% of recurring revenue gross margin exceeding $61,891,000. Under his commission-based sales compensation plan, Mr. Duan received $198,202 in sales commissions for 2013 performance.

    Former Executive Officers

       Mr. Fior, Ms. Albert and Mr. Graves did not receive any payments under the 2013 Bonus Plan because each ceased employment with the company before the end of 2013.

  2014 Base Salaries

       For 2014, Mr. Stretch's base salary remains at $450,000, Mr. Corey's base salary remains at $350,000, and Mr. Duan's base salary remains at $295,000.

  2014 Incentive-Based Cash Bonuses

       Under our 2014 Executive Incentive Bonus Plan ("2014 Bonus Plan"), Mr. Stretch and Mr. Corey are eligible to receive cash bonuses for 2014 based on two performance goals that are weighted 50% each: (i) SaaS recurring revenue gross margin in the fourth quarter of 2014 ("Gross Margin" metric), and (ii) SaaS annual revenue growth ("Revenue Growth" metric). Achieving the threshold Gross Margin metric would result in a payout of 50% of the target bonus, achieving the target would result in a payout of 100% of the target bonus and achieving the maximum would result in a payout of 150% of the target bonus. Similarly, achieving the threshold, target, and maximum Revenue Growth metric would result in a payout of 50%, 100% and 150%, respectively, of the target bonus. If actual performance falls between the threshold, target, or maximum amounts, linear interpolation will be used to determine bonus payouts. There will be no payout for performance below the threshold levels and payouts may not exceed 150% of the target bonus.

       Mr. Duan is eligible to receive compensation under the commission-based sales compensation plan for 2014 performance based on the parameters described below.

    Leslie J. Stretch, Chief Executive Officer

       Mr. Stretch's target bonus under the 2014 Bonus Plan is 100% of base salary (i.e., $450,000).

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       Mr. Corey's target bonus under the 2014 Bonus Plan is 60% of base salary (i.e., $210,000).

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       Mr. Duan is entitled to receive a quarterly commission based 25% upon professional services revenue, 25% upon professional services gross margin, and 50% recurring revenue gross margin. The target commission under Mr. Duan's plan is 65% of base salary (i.e., $191,750).

Equity Compensation

       The compensation committee believes that equity compensation should be a substantial element of our executive compensation arrangements because such compensation encourages executives to think like stockholders and to reward primarily long-term performance of the company as a whole. In addition, our equity compensation philosophy encourages retention of executives when equity awards are subject to vesting over defined periods.

  2013 Equity Grants

       In 2013, the type and levels of equity compensation were based on a review of the market and peer group data and guidance received from the compensation committee's independent compensation consultant. Although the compensation committee considered the peer median to determine equity compensation levels, it set actual compensation levels based on a variety of factors, including individual and company performance, tenure, and retention considerations.

       To encourage retention, stock options were granted to our NEOs subject to vesting in equal monthly installments over four years following the grant date, except in the case of initial stock option awards, as further described below.

       PSUs granted to our NEOs in 2013 were subject to both performance-based and time-based vesting requirements. For these PSUs, if and to the extent that financial targets selected by the compensation committee and the board of directors were met, half of the earned PSUs would vest shortly after the financial results for 2013 were finalized, and an equivalent number of the PSUs would vest on January 31, 2015 if the recipient was still employed by the company. PSUs with this vesting structure encourage NEO retention because each PSU is subject to the NEO's continued employment over the vesting period. The performance metrics for our PSUs in 2013 were: SaaS revenue growth of 25%, recurring revenue gross margins of at least 70% in the fourth quarter of 2013, and, for awards to the CEO, the additional goal of days sales outstanding of less than 80 days. These target metrics were weighted as follows: 50% for SaaS revenue growth, 50% for recurring revenue gross margins (40% for our CEO) and 10% for days sales outstanding below 80 days for our CEO.

       To receive any of the PSUs, a threshold of 90% attainment of one of the performance targets had to be met and then the number of PSUs would be prorated accordingly and any remainder would be forfeited. If the 90% threshold was not reached for any of the performance targets, then the entire PSU award would be forfeited. In January 2014, the compensation committee determined that, subject to final confirmation following completion of the 2013 audit, the recurring revenue gross margin and days sales outstanding performance metrics for the 2013 PSUs had been satisfied (but not the SaaS revenue growth metric), such that 50% of the PSUs for which vesting was not dependent on achievement of the SaaS revenue growth metric vested as of February 15, 2014 and an equivalent number of those PSUs would vest as of January 31, 2015.

    Leslie J. Stretch, Chief Executive Officer

       For 2013, the compensation committee and board of directors awarded 80,000 PSUs to Mr. Stretch, and subsequently determined that the recurring revenue gross margins and days sales outstanding performance metrics were achieved, thereby resulting in 40,000 PSUs being earned, subject to time-based vesting thereafter. The remaining 40,000 PSUs were forfeited since the SaaS revenue growth metric, which was weighted 50%, was not met.

       Mr. Stretch was also awarded 120,000 stock options to tie his compensation to our stock performance and remain competitive with our peers.

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       Mr. Corey joined the company as our CFO in the second quarter of 2013. As part of his initial compensation package, Mr. Corey was awarded 122,000 stock options, which vest 25% on the first anniversary of the grant date and the remainder in equal monthly installments over three years thereafter. The compensation committee also awarded Mr. Corey 122,000 time-based RSUs as part of his initial appointment. These RSUs vest in equal quarterly installments over two years following the May 31, 2013 grant date. Subsequently, to acknowledge his exceptional performance with respect to improving the company's balance sheet and to encourage retention, the board of directors awarded Mr. Corey 15,000 RSUs effective February 15, 2014. These 15,000 RSUs vest over three years with 25% vesting on February 15, 2015 and the remainder vesting in equal quarterly installments over two years thereafter.

       In recognition of Mr. Corey's additional, significant contributions since joining the company, the compensation committee approved an equity grant such that he received equity compensation analogous to what he would have received if he had participated in the 2013 equity award plan that was otherwise applicable to the company's other senior vice presidents (i.e., SaaS revenue growth of 25% (weighted 50%), recurring revenue gross margins of at least 70% in the fourth quarter of 2013 (weighted 40%), and, in the case of the CEO and CFO, days sales outstanding of less than 80 days (weighted 10%)). Accordingly, Mr. Corey was awarded a stock bonus of 7,560 shares which fully vested on February 15, 2014, and 7,559 RSUs which will vest in full, subject to continued service, on January 31, 2015.

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       For 2013, the compensation committee awarded 85,556 stock options to Mr. Duan to link his compensation to our stock performance and remain competitive with our peers, along with 47,124 PSUs. With respect to the PSUs, the compensation committee subsequently determined that, because only the recurring revenue gross margins metric was achieved (which was weighted 50%), 23,562 PSUs were earned, subject to time-based vesting thereafter. The remaining 23,562 or 50% of the PSUs that were dependent on achievement of the SaaS revenue growth metric were forfeited because that metric was not met.

    Former Executive Officers

       Mr. Fior, Ms. Albert and Mr. Graves did not receive any equity awards in 2013 because of the timing of each of their respective departures from the company.

  2014 Equity Grants

       Based on recommendations of the compensation committee's independent compensation consultant, the compensation committee sought to focus on better alignment with market practices and to address investor considerations and preferences with respect to long-term incentive compensation for the company's 2014 executive compensation programs. Equity compensation under our 2014 executive compensation program consists of both time-based restricted stock units and performance-based stock units—more specifically, half of the equity award is in the form of RSUs and the other half is in the form of PSUs.

       The compensation committee chose to grant time-based RSUs to encourage retention. RSUs are subject to time-based vesting over three years and, subject to continued service, one-third of such RSUs vest one year after the grant date and the remaining two-thirds vest in equal installments every three months thereafter over the remaining two years.

       The board of directors and compensation committee believe it is important to the company's ability to achieve its long-term objective of increasing stockholder value, and to better align with market practices, that it provide incentives to its NEOs that are linked to the attainment of the company's strategic long-term business objectives and to total stockholder return as compared to an index of SaaS companies. In support of these objectives, PSUs were granted to the NEOs in addition to the time-based RSU awards made to promote retention. The PSUs are subject to vesting based on achievement of two long-term incentive performance goals (each, a "Performance Goal"): (i) absolute SaaS revenue growth over the three year period from 2014 through 2016 (which is weighted 50%), and (ii) the company's relative total stockholder return stack rank over the three year period from 2014 through 2016 versus an index of 17 SaaS companies (which is weighted 50%). These PSUs will vest in a reduced amount in the event of certain levels of underachievement of a Performance Goal and, in the event of overachievement of a Performance Goal, vest in an amount in excess of the target number of PSUs associated with that Performance Goal, with the exact amount of the PSUs earned to be determined by ratable linear interpolation, but with the maximum amount of PSUs to vest with respect to a particular Performance Goal to be 200% of the target number of PSUs associated with that Performance Goal. For the SaaS revenue growth Performance Goal, growth below 20% would result in no payout, growth of 20% would result in a payout of 50% of the target, growth of 25% would result in a payout of 100% of the target, and growth of 30% would result in a payout of 200% of the target. For the total stockholder return Performance Goal, a total stockholder return stack rank against the index of less than 30% would result in no payout, a rank of 30% would result in a payout of 50% of the target, a rank of 60% would result in a payout of 100% of the target, and a rank of 90% would result in a payout of 200% of the target. The PSUs will, to the extent earned, vest on the third anniversary of the grant date.

    Leslie J. Stretch, Chief Executive Officer

       In February 2014, Mr. Stretch was awarded 137,500 RSUs and 137,500 PSUs under the 2014 executive compensation program, in accordance with the vesting periods, Performance Goals, and other details described above.

    Bob L. Corey, Senior Vice President, Chief Financial Officer

       In February 2014, Mr. Corey was awarded 70,000 RSUs and 70,000 PSUs under the 2014 executive compensation program, in accordance with the vesting periods, Performance Goals, and other details described above.

    Jimmy Duan, Senior Vice President, Chief Technology Officer

       The compensation committee awarded 55,000 RSUs and 55,000 PSUs to Mr. Duan in February 2014, in accordance with the vesting periods, Performance Goals, and other details described above.

Other Compensation Policies and Information

  Other Benefits

       Our executive officers have agreements that provide potential severance benefits, including enhanced benefits through equity acceleration, if termination occurs in connection with a change of control. The compensation committee believes that severance and change of control arrangements mitigate some of the risk that exists for executives working in a smaller company, especially in an industry such as ours with significant acquisition activity, and incent executives to successfully execute and support particular transactions, such as if we were acquired.

       These arrangements are also intended to attract and retain qualified executives who otherwise may pursue alternative employment that they perceive to be less risky absent potential severance benefits. The compensation committee and our board of directors regularly review the benefits provided by these arrangements, and a detailed description (including a quantification of the benefits) is below in the section entitled "Change of Control Arrangements, Employment Contracts and Severance Agreements." We do not provide tax gross-ups if an executive is subject to taxes as a result of severance or change of control benefits.

       Our executive officers participate in employee benefit plans that are otherwise generally provided to our employees, including our employee stock purchase plan, 401(k) plan, internet allowance, and health and welfare benefits. We do not provide additional benefits or perquisites to our executives that are not made available to other employees.

  Corporate Policies

    Insider Trading Policy; Equity Award Administration Policy

       To impose certain restrictions on trades of our securities and to avoid any appearance of impropriety with respect to the timing of equity grants and awards, we have a Policy and Procedure on Insider Trading ("Insider Trading Policy") and an Equity Award Administration Policy ("Equity Award Policy").

       Our Insider Trading Policy prohibits certain stock transactions by our employees and directors during specified windows, and prohibits hedging, pledging, short-selling and purchases of options (such as "puts" or "calls") that involve our securities.

       Our Equity Award Policy mandates that the grant date of all equity awards to executive officers be the first date that follows the date on which the grant is approved that is the 15th day of a calendar month. However, if a blackout or trading freeze is in effect on such date, the grant date is the 15th day of the first month after such approval in which the blackout or trading freeze is no longer in effect. Previously, our Equity Award Policy set the grant date on the last trading day of the month of grant approval (or, if a blackout or trading freeze was in effect on such date, the last trading day of the first month following the approval in which the blackout or trading freeze was no longer in effect), but this was changed for administrative convenience. Our Equity Award Policy can be found on our Internet website at www.calliduscloud.com/about-us/investor-relations/corporate-governance/.

    Stock Ownership Policy

       To further align the long-term interests of our stockholders and executive officers and non-employee directors, our ownership guidelines require Section 16 officers and non-employee directors to maintain significant direct ownership in our common stock. In particular, our Executive Officer and Non-Employee Director Stock Ownership Policy ("Ownership Policy") mandates that each current executive officer is required immediately, and any newly hired or promoted executive officer is required within three years following his or her date of hire or promotion, to own shares of our common stock having an aggregate value at least equal to:

  •
  CEO – Three times the annual base salary

  •
  All other Section 16 officers – One time the annual base salary

       In addition, the Ownership Policy requires each non-employee member of the board of directors to own shares of our common stock having an aggregate value at least equal to three times the amount of the annual cash retainer that we currently pay directors for general service on our board of directors (i.e., excluding any additional retainers such as those paid for serving on committees or as chairperson). Newly-appointed or newly-elected directors must comply within three years following his or her first election to the board of directors.

       Each executive officer and non-employee director remains subject to the Ownership Policy as long as he or she continues to be, respectively, employed by us or serving on the board of directors. Exceptions to the foregoing guidelines may be made in extraordinary circumstances such as personal hardship. We measure ongoing compliance with the Ownership Policy annually as of the record date of our annual meeting of stockholders ("Determination Date"), and value the shares held based on the higher of: (i) the price they were acquired or (ii) market value, with market value determined as the average daily closing price of our common stock over the 12 months immediately preceding the Determination Date. To calculate share ownership, shares underlying unexercised stock options are not included, while 65% of unvested RSUs (estimating net after tax shares assuming a 35% tax rate) are included. As of the record date of April 14, 2014, all of the individuals subject to the guidelines were in compliance with the Ownership Policy.

  Accounting and Tax Considerations

       We account for stock-based awards made to all employees and non-employee directors, such as stock options, RSUs and PSUs, in accordance with the requirements of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, including expensing stock options over the applicable vesting period. From April 2006 until October 2011, we granted stock options with maximum terms of five years. For any stock options granted after October 2011, the maximum term was increased from 5 to 10 years to mitigate the forfeiture rate experienced by our employees and non-employee directors.

       Tax deductibility of executive compensation is not currently a material factor in determining executive compensation. Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Code"), limits the tax deductibility of compensation in excess of $1 million received by certain of our NEOs, unless the compensation is "performance-based" as defined by the Code. To date, the impact of Section 162(m) has not resulted in a material loss of a tax deduction for us.

Compensation Tables

  Summary Compensation Table

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Discretionary Bonus ($)	Stock Awards (PSUs and RSUs) ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)	Total ($)

Leslie J. Stretch	2013	$450,000	—	$307,600	$530,892	$133,140	—	$1,421,632
President and Chief	2012	$450,000	—	$1,672,224	—	—	$37,693 (3)	$2,159,917
Executive Officer	2011	$400,000	—	$1,482,500	—	$46,033	—	$1,928,533

Bob L. Corey
Senior Vice President,	2013	$214,935	$40,000 (4)	$733,220 (5)	$420,888	$62,132	—	$1,471,175
Chief Financial Officer

Jimmy Duan (6)	2013	$285,012	—	$181,192	$378,508	$198,202 (8)	—	$1,042,914
Senior Vice President,	2012	$250,000	—	$406,446	—	$87,465 (9)	$25,961 (3)	$769,872
Chief Technology Officer	2011	$236,667	$9,659 (7)	$691,835	—	$15,824	—	$953,984

Ronald J. Fior (10)	2013	$189,525 (11)	—	— (12)	—	—	$592,904 (13)	$782,429
former Senior Vice President,	2012	$324,900	—	$603,671	—	—	$33,060 (3)	$961,631
Finance and Operations,	2011	$298,116	—	$761,009	—	$25,731	—	$1,084,856
Chief Financial Officer

V. Holly Albert (14)	2013	$95,550 (15)	—	— (16)	—	—	$518,346 (17)	$613,896
former Senior Vice President,	2012	$286,650	—	$479,350	—	—	$15,315 (3)	$781,315
General Counsel, Secretary	2011	$273,000	—	$622,650	—	$23,563	—	$919,213

Michael L. Graves (18)	2013	$101,186 (19)	—	— (20)	—	—	—	$101,186
former Senior Vice President,	2012	$275,200	—	$460,193	—	—	$19,781 (3)	$755,174
Engineering, Chief	2011	$262,080	—	$622,650	—	$22,620	—	$907,350
Technology Officer
  (1)
  The amounts shown reflect the grant date fair value of stock options, RSUs and PSUs determined in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the NEOs during the applicable year. Pursuant to SEC rules, these amounts exclude the impact of estimated forfeitures related to time-based vesting conditions. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards. Details of the 2013 stock awards can be found in "Compensation Tables – Grants of Plan-Based Awards During 2013" below. Details regarding equity awards that are still outstanding can be found in "Compensation Tables – Outstanding Equity Awards at 2013 Year-End" below. For 2013, these amounts include the value of PSUs assuming achievement of 50% of the maximum award for PSUs (that was the actual amount earned for 2013 performance, i.e. $307,600 and $181,192 for Mr. Stretch and Mr. Duan, respectively), as opposed to the grant date fair value assuming achievement of 100% of the maximum award for PSUs (that would have been $615,200 and $362,384 for Mr. Stretch and Mr. Duan, respectively).
  (2)
  Except as otherwise described in the footnotes below, reflects amounts earned pursuant to our Bonus Plans for the applicable year. Our 2013 Bonus Plan is described above under "Compensation Discussion and Analysis – 2013 Incentive-Based Cash Bonuses."
  (3)
  Reflects a one-time cash-out of accrued vacation as part of a change in our vacation accrual practices.
  (4)
  Reflects a one-time signing bonus as part of Mr. Corey's employment agreement.

  (5)
  Does not include: (a) a discretionary bonus of 15,000 RSUs to Mr. Corey for his exceptional performance with respect to improving the company's balance sheet or (b) an equity grant composed of 7,560 stock bonus shares and 7,559 RSUs which Mr. Corey would have received if he had participated in the 2013 equity award plan that was otherwise applicable to the company's other senior vice presidents, in each case because the grant date was February 15, 2014.
  (6)
  During 2013, Mr. Duan's was promoted from Senior Vice President, Commissions Business, to Senior Vice President, Chief Technology Officer.
  (7)
  Represents a discretionary bonus to Mr. Duan for his exceptional sales performance in 2011.
  (8)
  Represents commissions received under Mr. Duan's commission-based sales compensation plan for 2013 performance.
  (9)
  Represents commissions received under Mr. Duan's commission-based sales compensation plan for 2012 performance.
  (10)
  Mr. Fior left the company on July 31, 2013.
  (11)
  Salary earned through July 31, 2013, the date of Mr. Fior's departure.
  (12)
  Mr. Fior was not granted any equity in 2013 because of the timing of his departure from the company.
  (13)
  Severance paid to Mr. Fior, including $324,900 representing 12 months of salary, $243,675 representing 12 months of target bonus, and $24,329 representing 12 months of COBRA coverage.
  (14)
  Ms. Albert left the company on April 30, 2013.
  (15)
  Salary earned through April 30, 2013, the date of Ms. Albert's departure.
  (16)
  Ms. Albert was not granted any equity in 2013 because of the timing of her departure from the company.
  (17)
  Severance paid to Ms. Albert, including $286,650 representing 12 months of salary, $214,988 representing 12 months of target bonus, and $16,708 representing 12 months of COBRA coverage.
  (18)
  Mr. Graves left the company on May 13, 2013.
  (19)
  Salary earned through May 13, 2013, the date of Mr. Graves' departure.
  (20)
  Mr. Graves was not granted any equity in 2013 because of the timing of his departure from the company.

  Grants of Plan-Based Awards During 2013

       The following table sets forth information with respect to payments to our NEOs pursuant to our 2013 Bonus Plan and commission-based sales compensation plan, as applicable, and equity granted during 2013 to our NEOs.

GRANTS OF PLAN-BASED AWARDS DURING 2013

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Possible Payouts Under Equity Incentive Plan Awards (4)
								All Other Stock Awards (RSUs): Number of Shares of Stock or Units (#)			Grant Date Fair Value of Stock and Option Awards (Options, PSUs and RSUs) ($) (5)
									All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Share)

Name (1)	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

	8/30/2013	—	—	—	—	—	—	—	120,000	$7.69	$530,892
	8/30/2013	—	—	—	—	40,000	—	—	—	—	$307,600
Leslie J. Stretch	8/30/2013	—	—	—	—	32,000	—	—	—	—	$246,080
	8/30/2013	—	—	—	—	8,000	—	—	—	—	$61,520
	—	$225,000	$450,000	—	—	—	—	—	—	—	—

	5/31/2013	—	—	—	—	—	—	—	122,000 (6)	$6.01	$420,888
Bob L. Corey	8/30/2013	—	—	—	—	—	—	122,000 (6)	—	—	$733,220
	—	$105,000	$210,000	—	—	—	—	—	—	—	—

	8/30/2013	—	—	—	—	—	—	—	85,556	$7.69	$378,508
Jimmy Duan	8/30/2013	—	—	—	—	23,562	—	—	—	—	$181,192
	8/30/2013	—	—	—	—	23,562	—	—	—	—	$181,192
	—	—	$191,750	—	—	—	—	—	—	—	—
  (1)
  Mr. Fior, Ms. Albert and Mr. Graves were not granted any plan-based awards during 2013 because of the timing of their respective departures from the company.
  (2)
  Except for the December 15, 2013 RSU grant to Mr. Corey under our revised Equity Award Policy, these stock options, PSUs and RSUs were granted to the NEOs listed above on the last trading day of the month in which the award was approved (or, if a blackout or trading freeze was in effect on such date, the grant date of the award was the last trading day of the following month provided that no blackout or trading freeze was in effect) pursuant to the terms of the then-existing version of our Equity Award Policy.
  (3)
  Except in the case of Mr. Duan, the amounts shown reflect the "threshold" or minimum payment level based on achievement of threshold performance metrics and the "target" payment level that reflects 100% achievement of all performance metrics that NEOs could have received under our 2013 Bonus Plan. The maximum amount payable under the 2013 Bonus Plan was based on 15% of adjusted EBITDA for 2013 above $10 million shared among our CEO and senior vice presidents.

  Instead of the 2013 Bonus Plan, Mr. Duan participated in a commission-based sales compensation plan as described above under "Compensation Discussion and Analysis – 2013 Incentive-Based Cash Bonuses." Under Mr. Duan's plan, target payment was 65% of base salary and payouts were calculated as a percentage of each of professional services revenue, professional services gross margin and recurring revenue gross margin, without a maximum payment amount. Actual amounts paid for 2013 are set forth in "Compensation Tables – Summary Compensation Table" above.

  (4)
  Target is achieved at 90% attainment of the performance metric. As described above under "Compensation Discussion and Analysis – 2013 Equity Grants," the performance metrics applicable to Mr. Stretch were SaaS revenue growth (for 40,000 PSUs), recurring revenue gross margins (for 32,000 PSUs) and days sales outstanding (for 8,000 PSUs). The performance metrics applicable to Mr. Duan were SaaS revenue growth and recurring revenue gross margins (for 23,562 PSUs each). For 2013, the threshold recurring revenue gross margins and days sales outstanding metrics were met, but the threshold SaaS revenue growth metric was not.
  (5)
  The amounts represent the grant date fair value of stock options, RSUs and PSUs computed in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to time-based vesting conditions. They do not represent the actual amounts paid to or realized by the NEOs during 2013. See Note 11 of the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 regarding assumptions underlying valuation of equity awards.
  (6)
  Granted to Mr. Corey as part of his compensation package upon appointment as CFO.

  Outstanding Equity Awards at 2013 Year-End

       The following table provides information with respect to outstanding equity awards, including stock options, PSUs and RSUs, and applicable market values at the end of 2013.

OUTSTANDING EQUITY AWARDS AT 2013 YEAR-END

		Option Awards				Stock Awards (PSUs and RSUs) Earned
Name (1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (*)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (*)

	11/30/2005 (2)	190,000	—	$4.15	11/30/2015	—	—	—	—
	2/28/2011 (4)	—	—	—	—	50,000	$686,500	—	—
	2/28/2011 (5)	—	—	—	—	14,166	$194,499	—	—
	2/29/2012 (6)	—	—	—	—	22,774	$312,687	—	—
Leslie J. Stretch	4/24/2012 (7)	—	—	—	—	—	—	5,314	$72,961
	8/30/2013 (3)	10,000	110,000	$7.69	8/30/2023	—	—	—	—
	8/30/2013 (9)	—	—	—	—	—	—	40,000	$549,200
	8/30/2013 (10)	—	—	—	—	—	—	32,000	$439,360
	8/30/2013 (10)	—	—	—	—	—	—	8,000	$109,840

Bob L. Corey	5/31/2013 (2)	122,000	—	$6.01	5/31/2023	—	—	—	—
	5/31/2013 (6)	—	—	—	—	91,500	$1,256,295	—	—

	1/30/2009 (3)	10,000	—	$2.62	1/30/2014	—	—	—	—
	2/28/2011 (8)	—	—	—	—	8,264	$113,465	—	—
	2/29/2012 (6)	—	—	—	—	5,535	$75,996	—	—
Jimmy Duan	2/29/2012 (7)	—	—	—	—	—	—	1,292	$17,739
	8/30/2013 (3)	7,129	78,427	$7.69	8/30/2023	—	—	—	—
	8/30/2013 (9)	—	—	—	—	—	—	23,562	$323,506
	8/30/2013 (10)	—	—	—	—	—	—	23,562	$323,506
  (1)
  Mr. Fior left the company on July 31, 2013, Ms. Albert left the company on April 30, 2013 and Mr. Graves left the company on May 13, 2013. Their options and restricted stock ceased vesting on their respective departure dates. Based on information available to the company, these individuals held no outstanding awards at the end of 2013. To the extent these individuals acquired or sold shares in the open market after his departure, such information may not be reflected here.
  (2)
  Options vest over a period of four years, with 25% of the number of shares vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over three years thereafter.
  (3)
  Options vest over a period of four years in equal monthly installments commencing on the grant date.
  (4)
  RSUs vest on the third anniversary of the grant date.
  (5)
  RSUs vest over a period of three years, with one-third vesting on the first anniversary of the grant date and the remaining two-thirds vesting in equal quarterly installments over two years thereafter.
  (6)
  RSUs vest quarterly over two years.
  (7)
  Reflects PSUs earned for 2012 performance, which vest over a period of two years, with one-half vesting on January 31, 2013 and the remaining one-half vesting in four quarterly installments thereafter.
  (8)
  RSUs vest quarterly over three years.
  (9)
  Reflects PSUs awarded for 2013 performance. Subsequent to the 2013 year end, these PSUs were cancelled after the compensation committee determined that the SaaS revenue growth performance metric was not satisfied.
  (10)
  One-half of these PSUs vested on February 15, 2014 and an equivalent number vests on January 31, 2015.
  (*)
  The amounts shown are based on a price of $13.73 per share, which was the closing price of our common stock as reported on NASDAQ on December 31, 2013 (the last trading day of the year).

  Option Exercises and Stock Vested in 2013

       The following table provides information with respect to stock option exercises and PSUs and RSUs that vested in 2013.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards (PSUs and RSUs)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Leslie J. Stretch	125,000	$610,383	237,265	$1,362,324
Bob L. Corey	—	—	30,500	$283,803
Jimmy Duan	220,000	$1,307,258	73,400	$439,145
Ronald J. Fior (3)	380,000	$853,861	72,607	$353,493
V. Holly Albert (4)	30,000	$69,882	44,712	$188,600
Michael L. Graves (5)	30,000	$104,400	43,885	$185,108
  (1)
  Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.
  (2)
  Represents the closing price of our common stock on the vesting dates multiplied by the number of shares that vested on that date.
  (3)
  Mr. Fior left the company on July 31, 2013. Information contained above is based on information available to the company. To the extent Mr. Fior exercised options after his departure, such information may not be reflected here.
  (4)
  Ms. Albert left the company on April 30, 2013. Information contained above is based on information available to the company. To the extent Ms. Albert exercised options after her departure, such information may not be reflected here.
  (5)
  Mr. Graves left the company on May 13, 2013. Information contained above is based on information available to the company. To the extent Mr. Graves exercised options after his departure, such information may not be reflected here.

  Change of Control Arrangements, Employment Contracts and Severance Agreements

    Change of Control Arrangements

       We have change of control agreements with all of our executive officers. The agreements provide that any options granted and restricted stock units awarded immediately vest if the individual is terminated without cause or resigns for good reason (as those terms are defined in the change of control agreements) within 18 months after the change of control. The term "cause" means the occurrence of any one or more of the following (provided that, in the case of the first three events, the employee has 30 days after written notice from the company to cure such action unless not reasonably susceptible to cure): any material act of misconduct or dishonesty by the employee in the performance of his or her duties; any willful or material failure by the employee to perform his or her duties; any material breach of any employment agreement, confidentiality agreement or proprietary information agreement; or the employee's conviction of (or pleading guilty or nolo contendere to) a misdemeanor involving theft, embezzlement, dishonesty or moral turpitude, or a felony. The term "good reason" includes: any reduction in base salary or annual target bonus; any material reduction in any other benefits; any material reduction in duties or authority; or a requirement to relocate more than 35 miles.

       If there had been a change of control in 2013 and one or more of our NEOs had been terminated effective as of December 31, 2013, we estimate that the value of the acceleration of options, PSUs and RSUs under the change of control agreements would have been as follows:

Name (1)	Value of Options Unvested (2)	Value of Unvested Time-Based Restricted Stock Units (3)	Value of Unvested Performance-Based Restricted Stock Units (3)

Leslie J. Stretch	$664,400	$1,193,686	$1,171,361
Bob L. Corey	$941,840	$1,256,295	—
Jimmy Duan	$473,699	$189,460	$664,752
  (1)
  This table does not contain information regarding Mr. Fior, Ms. Albert or Mr. Graves because each individual left the company prior to December 31, 2013.
  (2)
  The value was measured by subtracting the exercise price of the option from the closing price of our stock as of December 31, 2013, and multiplying the difference by the number of unvested shares.
  (3)
  Represents the closing price of our common stock as reported on NASDAQ on December 31, 2013 (the last trading day of the year) multiplied by the number of unvested RSUs or PSUs, as applicable.

    Employment Contracts and Severance Agreements

       We do not have fixed-term employment agreements with our executives and all are employed "at will." We have severance agreements with our executives.

       Under the terms of Mr. Stretch's severance agreement, if Mr. Stretch is terminated without cause and he signs a release of claims, he will receive 18 months of his then-current base salary, target bonus, and an amount equal to the cost of COBRA health benefits contributions.

       Under the terms of Mr. Corey's employment offer letter, if Mr. Corey is terminated without cause and he signs a release of claims, he will receive 12 months of his then-current base salary.

       Under the terms of Mr. Duan's employment offer letter, if Mr. Duan is terminated without cause and he signs a release of claims, he will receive seven months of his then-current base salary and an amount equal to the cost of COBRA health benefits contributions.

       The following table reflects the amounts we estimate each current NEO would be entitled to receive if terminated without cause effective as of December 31, 2013 (not including the value of equity vesting if the termination occurred in connection with a change of control described above):

Name	Salary Equivalent	Target Bonus Equivalent	Health Benefits (1)	Total Severance Benefits

Leslie J. Stretch	$675,000	$675,000	$39,027	$1,386,494
Bob L. Corey	$350,000	—	—	$350,000
Jimmy Duan	$160,416	—	$15,177	$174,608
  (1)
  Amounts are based on an estimate of the cost of COBRA contributions for continued health care coverage.

       Upon Mr. Fior's departure from the company on July 31, 2013, and pursuant to the terms of his Separation Agreement and General Waiver and Release, he received $324,900 representing 12 months of salary, $243,675 representing 12 months of target bonus, and $24,329 representing 12 months of COBRA coverage. Upon Ms. Albert's departure from the company on April 30, 2013, and pursuant to the terms of her Separation Agreement and General Waiver and Release, she received $286,650 representing 12 months of salary, $214,988 representing 12 months of target bonus, and $16,708 representing 12 months of COBRA coverage.

Equity Compensation Plan Information

       The following table summarizes information about common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2013.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by stockholders (1) (2)	1,948,214	$5.34	2,478,798
  (1)
  The number of shares of common stock available under our Amended and Restated Employee Stock Purchase Plan increases on July 1 of each year by the lesser of: (a) 1,200,000 shares, (b) 2% of the outstanding shares of common stock on the last trading day immediately preceding such date, or (c) an amount determined by the board of directors.

PROPOSAL TWO: APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

       We are asking stockholders to approve our Amended and Restated Employee Stock Purchase Plan (the "Plan"), which was approved by our board of directors on October 28, 2013. The purpose of the Plan is to give our eligible employees the ability to share in the company's future success. We expect that we and our stockholders will benefit from the added interest which such eligible employees will have in the welfare of the company as a result of their increased equity interest.

       The approval of the Plan requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. If approved by stockholders, the Plan will amend and restate our 2003 Employee Stock Purchase Plan ("2003 Plan") and permit our eligible employees to purchase company common stock at a discount. If stockholders do not approve the Plan, employees will no longer be able to make such discounted purchases. Our closing stock price on April 14, 2014 was $10.43 per share. Our request for 7,272,152 shares to be subject to the Plan represents 16% of our shares outstanding as of April 14, 2014.

       We consider approval of the Plan key to our future success as it encourages our eligible employees to acquire an additional interest in the company's future success, thereby incentivizing them to benefit the company.

  Key Terms of the Plan

       The following is a summary of the key provisions of the Plan, and is subject to the specific provisions of the Plan which is set forth in Appendix B below.

Plan Term	The Plan's effective date is October 28, 2013, assuming stockholder approval at the 2014 annual meeting. This Plan will expire on October 27, 2023.

Eligible Participants	Any employee of Callidus Software Inc. (or of a subsidiary selected by the board of directors or its designated committee to participate in the Plan) is eligible to participate in the Plan, except that the board of directors or its designated committee may exclude employees: (i) customarily employed for 20 hours or less per week, (ii) customarily employed for five months or less in a calendar year, or (iii) who do not meet other requirements imposed by the board of directors or its designated committee, subject to the limits of the Code.
As of the record date, April 14, 2014, there were approximately 417 employees who would be eligible to participate in the Plan.

Shares Subject to the Plan	7,272,152, plus an annual increase to be added on July 1 of each year during the term of the Plan, in an amount equal to the lesser of (i) 1.2 million shares, (ii) 2% of our then-outstanding shares, or (iii) a lesser amount determined by our board of directors.

Purchase Price	Shares are purchased on the last trading day of each purchase period (i.e., February 15 and August 15, if they are trading days) at a purchase price equal to 85% of the lesser of (i) the fair market value of the shares on the first business date of an offering period (i.e., February 16 or August 16, if they are business days), or (ii) the fair market value of the shares on the purchase date (i.e., the next August 15 or February 15, if they are trading days).

Restrictions	Employees may not purchase shares with a fair market value exceeding $25,000 in any calendar year. In addition, a participant may not purchase more than 20,000 shares on each of the two purchase dates per year, or such lower maximum number as may be determined by the board of directors or its designated committee. Deductions from an employee's payroll to purchase shares under the Plan may not exceed 15% of the employee's compensation.
No employee may make a purchase under the Plan if such employee would, after the purchase, own 5% or more of the total combined voting power or value of all classes of our stock.

  Administration

       The Plan will be administered by a committee designated by the board of directors, or by the full board of directors if no committee is so designated by the board of directors. The board of directors or its designated committee will have authority to, among other things, designate eligible employees under the Plan and interpret and administer the Plan.

  Payroll Deductions and Purchase of Shares

       An employee may elect to participate in a given offering period prior to the relevant enrollment date. Enrollment will remain in effect for subsequent offering periods, except as provided otherwise under the Plan, such as when the participant decides to withdraw from the Plan. Payroll deductions will be made on each day that a participant is paid during such offering period. At their election, participants may authorize payroll deductions from 1% to 15% of their compensation (in 1% increments) to be applied towards the purchase of the company's common stock. Currently, a participant's compensation is measured as his or her base salary, prior to pre-tax deductions.

       As long as the participant has not withdrawn from the Plan, all funds in the participant's account will be automatically applied to purchase whole shares. Any fractional shares will be rounded down, in which event the resulting unused amount in the participant's account may be carried over into the next purchase period.

       The Plan provides for offering periods which are 12 month periods, each consisting of two consecutive purchase periods. A purchase period is a six month period beginning on February 16 and August 16 of each year. Shares are purchased under the Plan on the last trading day of each of the purchase periods (i.e., February 15 and August 15, if they are trading days) at a purchase price equal to 85% of the fair market value of the shares on the lower of (i) the first business day of an offering period (i.e., February 16 or August 16, if they are business days), or (ii) the purchase date (i.e., the next August 15 and February 15, if they are trading days). For example, if an eligible employee enrolls in the Plan effective February 16, 2015 and elects to make a $1,000 total contribution during each of the purchase periods and the fair market value of a share of our common stock is $10.00 on February 16, 2015 and $8.00 on the first purchase date (i.e., August 15, 2015), then on the first purchase date, the $8.00 share price would apply because it is lower than the price on the first day of the offering period. The employee would therefore purchase 147 shares ($1,000 divided by 85% of the $8.00 share price). If the fair market value of a share of our common stock subsequently increases to $12.00 on the second purchase date (i.e., February 15, 2016), then on the second purchase date, the $10.00 share price would apply because it is lower than the price on the second purchase date and the employee would therefore purchase 117 shares ($1,000 divided by 85% of the $10.00 share price).

  Changes to Payroll Deductions

       Participants may prospectively change their payroll deduction percentage at any time during the offering period, subject to limitations prescribed by the company. If participants decrease their payroll deduction to 0% during an offering period, their payroll deductions prior to such decrease will be used to purchase shares on the next purchase date, unless participants were to withdraw from the Plan.

  Automatic Transfer to Low Price Offering Period

       In the event that the fair market value of the company's common stock is lower on a purchase date than it was on the first day of the offering period, all participants in such offering period will be automatically withdrawn from the offering period immediately after the purchase of their shares on such purchase date and automatically re-enrolled as participants in a new offering period as of the first business day after such purchase date.

  Withdrawal and Termination of Employment

       A participant may withdraw from participation prior to the end of an offering period or from the Plan in accordance with applicable procedures. Upon withdrawal, all accumulated payroll deductions in the participant's account will be refunded to such participant without interest. A participant who has withdrawn from an offering period may not participate again and will not be entitled to purchase shares in that same offering. In order to participate in a subsequent offering, the participant must re-enroll in accordance with the Plan's enrollment procedures.

       A participant will cease to participate in the Plan upon his or her termination of employment. All accumulated payroll deductions credited to the participant's account will be returned to him or her without interest and such employee's option will automatically terminate.

  Non-Transferability

       The options granted under the Plan may not be transferred or assigned by the participant, other than by will, by the laws of descent and distribution, or a designation of beneficiary.

  Adjustments Upon Certain Events

       In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the company's common stock, or any other increase or decrease in the number of issued shares of the company's common stock effected without receipt of consideration by the company, the board of directors or its designated committee will make equitable adjustments to the terms of the Plan, such as (without limitation): (i) the number or type of shares of common stock or other securities issued or reserved for issuance pursuant to the Plan, and/or (ii) the purchase price of the Plan option.

       In the event of a merger of the company with or into another corporation, the sale of substantially all of the assets or stock of the company, or the complete liquidation or dissolution of the company, the board of directors or its designated committee will shorten any on-going offering period by setting a new purchase date that will occur before the closing of such transaction, unless each Plan option is continued or assumed or an equivalent option is substituted by the company or the successor corporation or a parent or subsidiary of such successor corporation. The board of directors or its designated committee will notify each participant not less than 10 days prior to such new purchase date. Each offering period then in effect shall terminate on such new purchase date.

  Amendments and Termination

       The board of directors or its designated committee may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no such action may be taken: (i) without the approval of the stockholders if such action would increase the total number of shares reserved for purposes of the Plan or as otherwise required by applicable laws or regulations, or (ii) without the consent of a participant under the Plan, if such action would materially diminish any of the rights or obligations of such participant.

  Federal Income Tax Consequences

       The following is a general summary as of the date of this proxy statement of the federal income tax consequences to the company and participants in the Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state, and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice.

       The Plan and the right of participants to make purchases under the Plan are intended to qualify under the provisions of Section 423 of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"). Under these provisions, no ordinary income will be taxable to a participant at the time of grant of the option or the purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as follows.

       If the shares are sold or disposed of, including by way of gift: (i) at least two years after the offering date (the first day of the offering period during which shares were purchased); and (ii) more than one year after the date on which shares were purchased by the employee, then the lesser of: (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option, referred to as the "option price;" or (b) 15% of the fair market value of the shares on the offering date, will be treated as ordinary income to the participant. The employee's basis in the option stock will be increased by the amount of the ordinary income recognized. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

       If the shares are sold or disposed of, including by way of gift or by exchange in connection with the exercise of an incentive stock option, before the expiration of the holding periods described above, then the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The basis in the option stock will be increased by the amount of the ordinary income recognized. Any further gain or loss recognized in connection with any such sale or exchange will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held less than one year.

       If shares are sold or disposed of before the expiration of the statutory holding periods, we are generally entitled to a tax deduction equal to the ordinary income recognized by the participant in connection with such sale or disposition.

       The foregoing summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant's death.

  Interest of Certain Persons in Matters to Be Acted Upon; New Plan Benefits

       Eligible employees participate in the Plan voluntarily and each such employee determines his or her level of payroll deductions within the guidelines fixed by the Plan. Accordingly, future purchases under the Plan are not determinable at this time. Non-employee directors are not eligible to participate in the Plan.

       For illustrative purposes, the following table sets forth: (i) the number of shares of our common stock that were purchased during 2013 under the 2003 Plan (as amended and restated by the Plan), and (ii) the purchase price of the shares subject to the option for our executive and non-executive employee group. Based on the closing stock price per share on the record date, April 14, 2014, on the NASDAQ Global Select Market, the dollar value of each such share would be $10.43.

Name of Individual or Group	Number of Shares Purchased in 2013	Purchase Price Per Share Purchased in 2013 ($) (1)	Number of Shares Purchased Since Inception of 2003 Plan (as amended and restated by the Plan)

Leslie J. Stretch, Chief Executive Officer	6,286	$3.58	12,408
Bob L. Corey, Senior Vice President, Chief Financial Officer	—	—	—
Jimmy Duan, Senior Vice President, Chief Technology Officer	5,938	$3.58	53,356
Ronald J. Fior, former Senior Vice President, Chief Financial Officer	4,537	$3.58	58,629
V. Holly Albert, former Senior Vice President, General Counsel, Secretary	3,202	$3.58	37,274
Michael L. Graves, former Senior Vice President, Engineering, Chief Technology Officer	—	—	—
All current executive officers above, as a group (three persons)	12,224	$3.58	65,764
All non-employee directors, as a group (2)	—	—	6,493 (3)
All employees who are not executive officers, as a group	415,248	$3.62	4,846,747
Total (4)	435,211	$3.62	5,014,907
  (1)
  Weighted average price per share
  (2)
  Directors who are not employees of the company or a designated subsidiary are not eligible to purchase shares under the 2003 Plan or the Plan.
  (3)
  David Pratt, one of our current non-employee directors, purchased 6,493 shares on February 15, 2005 under the 2003 Plan while serving as our interim President and Chief Executive Officer.
  (4)
  Includes all non-employee directors and employees (including current and former NEOs) for 2013.

       No options have been granted under the 2003 Plan (as amended and restated by the Plan) to any associate of any executive officer or director of the company, and no person received 5% or more of the total options granted under the 2003 Plan from its inception.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF CALLIDUS'
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

       As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 which added Section 14A to the Exchange Act, our stockholders may vote, on an advisory basis, on the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement.

       We ask stockholders to indicate support for the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as "say-on-pay," gives our stockholders the opportunity to express their views on our NEOs' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

       Accordingly, our board of directors asks our stockholders to vote "FOR" the following resolution at our 2014 annual meeting of stockholders:

    "RESOLVED, that the company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company's proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying tables and disclosures."

       As described in detail under the heading entitled "Compensation Discussion and Analysis" above, our executive compensation program seeks to align the interests of our named executive officers with those of our stockholders by rewarding performance that meets or exceeds established goals. We believe that our pay practices and policies are aligned with performance and competitive with peer practice, and appropriately motivate our NEOs to achieve business objectives that increase stockholder value. The compensation committee and board of directors periodically review our compensation decisions and practices to ensure that they remain consistent with these goals. In keeping with that goal, key elements of our 2013 executive compensation program included:

  •
  We kept NEO base salaries unchanged in 2013 for executives who continued in the same position;

  •
  We set a threshold level of adjusted EBITDA performance below which executives were not eligible for incentive-based cash bonuses;

  •
  We made performance-based stock units ("PSUs") a major component of our equity compensation arrangements and required attainment of specific financial goals tied to key company performance metrics, to motivate executives to achieve targets that the board of directors believes are likely to increase stockholder value;

  •
  Stock options directly tie NEO compensation to increases in the market price of our stock;

  •
  NEOs received no significant benefits or prerequisites other than those offered generally to our employees;

  •
  "Double trigger" executive change of control agreements require termination of employment before benefits become payable; and

  •
  We pay no gross-up or other reimbursement for taxes.

       Other compensation governance practices that we believe align with the interests of stockholders include:

  •
  Our compensation committee directly engages its own compensation consultant to provide independent advice on executive compensation matters;

  •
  We have implemented stock ownership guidelines, and all of our NEOs and board members were in compliance with those guidelines as of our record date of April 14, 2014;

  •
  All of our board members other than the CEO are independent directors under the NASDAQ listing standards, the positions of CEO and Chairman of the Board are separate, and our board of directors has appointed a Lead Independent Director;

  •
  All of our executives and board members are prohibited from pledging or hedging shares of our stock; and

  •
  We remain committed to a cap on our average annual burn rate of 5.7% for 2013, 2014 and 2015 (unless additional awards are necessary for strategic purposes, in which case the average annual burn rate may not exceed 7.26%).

  Response to the 2013 Say-on-Pay Vote

       At our June 5, 2013 stockholder meeting, we conducted a non-binding advisory vote ("2013 Say-on-Pay Vote") on executive compensation that approved the executive compensation for our NEOs described in our 2013 proxy statement, with approximately 68% of the shares voting in favor. This voting result represented a decrease in the percentage of shares voting in favor of our executive compensation program compared to our 2012 Say-on-Pay Vote. As a result of the significant level of disapproval votes, we carefully considered the 2013 Say-on-Pay Vote and its implications for our executive compensation philosophy, program and practices. We engaged in direct stockholder outreach efforts and the compensation committee undertook an in-depth analysis of our executive compensation arrangements.

       In our ongoing efforts to embrace best practices and in light of the 2013 Say-on-Pay Vote, the compensation committee engaged a new independent compensation consultant and implemented various executive compensation changes for 2014, as follows:

  •
  An overall shift in our compensation philosophy focusing on "at-risk" incentives, including lengthening the performance period from one year to three years for long-term equity-based awards;

  •
  Increased emphasis on PSUs, which constitute one-half of the number of shares subject to our equity-based awards, with PSUs paid out only if long-term financial goals that are tied to increasing stockholder value are met, namely, SaaS revenue growth and relative total stockholder return goals;

  •
  Modified peer group alignment with SaaS-based companies generating equivalent revenue; and

  •
  Metrics for incentive-based cash bonuses that pay out only upon achievement of specific corporate goals for 2014.

       The compensation committee believes these changes further align the interests of our executives with the interests of our stockholders.

       At the 2011 annual meeting, our stockholders indicated their preference, on an advisory basis, to hold an advisory vote to approve executive compensation every year. Accordingly, we hold such votes annually until we hold a subsequent advisory vote on the frequency of such votes.

       The approval of the say-on-pay executive compensation resolution requires a majority of the votes present, in person or represented by proxy, and entitled to vote on the matter. However, the vote on the foregoing resolution is advisory, and therefore not binding on us, the compensation committee or the board of directors. Nevertheless, our board of directors and compensation committee value the opinions of our stockholders; to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns when considering future executive compensation decisions.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY
STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF
THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       On the recommendation of our audit committee, our board of directors has appointed KPMG LLP ("KPMG"), independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2014. We are submitting this selection to our stockholders for ratification. Representatives from KPMG will be in attendance at the annual meeting to respond to any appropriate questions and will have the opportunity to make a statement if they so desire.

       Assuming a quorum is present, the selection of KPMG as our independent auditors will be ratified if the affirmative vote of a majority of the shares represented and entitled to vote on the matter at the meeting is obtained. If our stockholders do not ratify the appointment of KPMG, the audit committee of the board of directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2014.

Auditor Information

       The types of services and aggregate fees billed or expected to be billed by KPMG LLP with respect to our 2013 and 2012 fiscal years are as follows:

Description of Services	2013	2012

Audit Fees (1)	$1,000,325	$1,035,000
Audit-Related Fees (2)	$42,300	$92,850
Tax Fees	N/A	N/A
All Other Fees	N/A	N/A
Total	$1,042,625	$1,127,850
  (1)
  The services relate to the audit of our annual financial statements, the review of the financial statements included in our quarterly reports, statutory audits and review of documents provided in connection with statutory or regulatory filings.
  (2)
  Relates to assurance and associated services that were reasonably related to the performance of the audit or the review of our annual financial statements.

       The audit committee considered whether the provision of the foregoing services by KPMG was compatible with maintaining KPMG's independence and determined that they were compatible.

       In accordance with its charter, the audit committee is required to pre-approve all audit and audit-related services and permitted non-audit services, including the terms of all engagements, to be performed by our independent registered public accounting firm, subject to any de minimus exceptions authorized by applicable laws, rules or regulations. As part of its review, the audit committee considers whether any non-audit services will or may potentially impact the independence of our independent registered public accounting firm. During 2013, all services performed by KPMG for our benefit were pre-approved by the audit committee in accordance with its charter and all applicable laws, rules and regulations. In 2013, KPMG did not perform any non-audit services.

 OWNERSHIP OF CALLIDUS SOFTWARE INC. COMMON STOCK

       The following table sets forth, as of April 14, 2014, the record date, the shares of our common stock beneficially owned by:

  •
  each person known by us to own beneficially more than 5% of our common stock;

  •
  each of our directors and named executive officer during 2013; and

  •
  all directors and current named executive officers as a group.

       Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who has or shares, the power to vote or dispose of those securities. Shares of common stock subject to stock options that are exercisable, and RSUs that vest, within 60 days of April 14, 2014, the record date, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options and/or RSUs, but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 45,958,386 shares of common stock outstanding as of the record date. To our knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address (1)	Number	Percent

FMR LLC (2) 245 Summer Street Boston, Massachusetts 02210	2,665,772	5.80%
Blackrock, Inc. (3) 40 East 52nd Street New York, New York 10022	2,490,917	5.42%
RGM Capital LLC (4) 9010 Strada Stell Court, Suite 105 Naples, FL 34109	2,388,978	5.20%
William B. Binch (5)	168,061	*
Charles M. Boesenberg (6)	241,841	*
Mark A. Culhane (7)	95,000	*
Kevin M. Klausmeyer (8)	27,603	*
David B. Pratt (9)	409,760	*
Michele Vion (10)	92,561	*
Leslie J. Stretch (11)	550,074	1.20%
Bob L. Corey (12)	78,493	*
Jimmy Duan (13)	228,570	*
Ronald J. Fior (14)	48,708	*
V. Holly Albert (15)	54,909	*
Michael L. Graves (16)	226,428	*
All current directors and executive officers as a group (9 persons) (17)	2,222,008	4.83%
  *
  Less than 1%.

  (1)
  Unless otherwise noted, all addresses are c/o Callidus Software Inc., 6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588.

  (2)
  Based on Schedule 13G/A filed with the SEC on February 14, 2014, FMR LLC ("FMR") has sole voting power with respect to 1,964,472 shares and sole dispositive power with respect to all of the 2,665,772 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR, is the beneficial owner of 701,300 shares as a result of acting as an investment adviser to various registered investment companies. Edward C. Johnson 3d and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 701,300 shares. Pyramis Global Advisors, LLC ("PGALLC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 102,013 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over 102,013 shares and sole power to vote or to direct the voting of 102,013 shares owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company ("PGATC"), an indirect wholly-owned subsidiary of FMR, is the beneficial owner of 1,862,459 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole voting power and sole dispositive power over 1,862,459 shares owned by the institutional accounts managed by PGATC.

  (3)
  Based on Schedule 13G filed with the SEC on January 28, 2014, the shares are held by BlackRock, Inc., a parent holding company. BlackRock, Inc. is organized in the State of Delaware and has sole voting power and sole dispositive power with respect to all 2,490,917 shares.

  (4)
  Based on Schedule 13G filed with the SEC on February 13, 2014, the shares are held by RGM Capital LLC, organized in the State of Delaware. RGM Capital LLC has shared voting power and shared dispositive power with respect to 2,388,978 shares.

  (5)
  Includes 91,561 shares that may be acquired through the exercise of stock options, and 3,000 shares held indirectly by Mr. Binch, as trustee of the 1993 Lyons/Binch Revocable Trust.

  (6)
  Includes 90,000 shares that may be acquired through the exercise of stock options.

  (7)
  Includes 70,000 shares that may be acquired through the exercise of stock options.

  (8)
  Includes 9,270 shares that may be acquired through the exercise of stock options.

  (9)
  Includes 330,767 shares that may be acquired through the exercise of stock options, and 36,493 shares held indirectly by Mr. Pratt, as trustee of the H.B. & E.B. Pratt Family Trust.

  (10)
  Includes 65,061 shares that may be acquired through the exercise of stock options.

  (11)
  Includes 212,500 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, and 51,204 shares held by Mr. Stretch in a U.K. pension plan.

  (12)
  Includes 45,750 shares that may be acquired through the exercise of stock options and/or vesting of RSUs, and 150 shares held in a custodial account (for which Mr. Corey is custodian) for Mr. Corey's minor grandchild.

  (13)
  Includes 16,041 shares that may be acquired through the exercise of stock options and/or vesting of RSUs.

  (14)
  Mr. Fior left the company on July 31, 2013. Information contained above is based on information available to the company. To the extent that Mr. Fior acquired or sold shares in the open market after his departure, such information may not be reflected here.

  (15)
  Ms. Albert left the company on April 30, 2013. Information contained above is based on information available to the company. To the extent that Ms. Albert acquired or sold shares in the open market after her departure, such information may not be reflected here.

  (16)
  Mr. Graves left the company on May 13, 2013. Information contained above is based on information available to the company. To the extent that Mr. Graves acquired or sold shares in the open market after his departure such information may not be reflected here.

  (17)
  See footnotes (5)-(16) above.

Certain Relationships and Related-Party Transactions

  Policies and Procedures for the Review and Approval of Related-Party Transactions

       Our legal and financial departments are primarily responsible for the development and implementation of processes and controls to identify and determine whether a transaction is or may involve related parties. On an annual basis, all directors and NEOs must respond to a questionnaire that requires disclosure of any related-party transactions, arrangements or relationships. In addition, the affected director, NEO, and/or management are required to bring these matters to the attention of our legal and financial departments in advance (or, if not practicable, as promptly as possible). Then, an analysis is performed to determine whether a related person has a direct or indirect material interest in the transaction based on the totality of facts and circumstances, including our business interest in the transaction, whether the transaction is entered into in the normal course of business and/or on substantially comparable terms to transactions between unrelated parties, and whether there are alternatives to entering into the transaction. In addition, the audit committee reviews and approves any related-party transactions that it determines are appropriate for us to undertake.

  Related-Party Transactions

       SEC rules require disclosure of transactions in which we are a participant and the amount exceeds $120,000, and in which a related-party has a direct or indirect material interest.

       In June 2013, in the normal course of business, we entered into agreements with Lithium Technologies, Inc. ("Lithium"). The Chief Financial Officer of Lithium is Mr. Culhane, a member of our board of directors. We purchased an annual subscription for Lithium's social media management solutions in the amount of $120,000. In the same period, Lithium entered into a two-year web hosting agreement with us in the amount of $113,000. During the third quarter of 2013, the company paid the entire annual fee of $120,000 for Lithium's social media management solution, of which approximately $62,000 was expensed and $58,000 remains in prepaid and other current assets as of December 31, 2013. During 2013, we recognized approximately $84,000 in revenue under the $113,000 annual hosting agreement. In addition, during 2013, we entered into an agreement with Lithium in the amount of $143,550 under which we provide professional services, of which approximately $120,000 was recognized during the year.

       Webcom Inc., a wholly-owned subsidiary of the company, uses the services of a third-party vendor to perform product modeling and maintenance of certain equipment. The third-party vendor is owned by a relative of Webcom's senior management. For the year ended December 31, 2013, Callidus paid approximately $143,000 to this vendor.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Exchange Act requires our NEOs and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely upon our review of the copies of such forms provided to us and written representations from our NEOs and directors with respect to 2013, we believe that all Section 16(a) filing requirements during 2013 were complied with.

Audit Committee Report

       The audit committee of the board of directors (for the purposes of this report, the "Committee") is composed of three independent outside directors. The Committee has prepared the following report on its activities with respect to Callidus' audited financial statements for the fiscal year ended December 31, 2013 (the "audited financial statements").

  •
  The Committee has reviewed and discussed the audited financial statements with Callidus' management and KPMG LLP ("KPMG"), Callidus' independent auditors;

  •
  The Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding "Communication with Audit Committees";

  •
  The Committee has received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and has discussed with KPMG its independence from Callidus; and

  •
  Based on the review and discussions referred to above and relying thereon, the Committee has recommended to the board of directors that the audited financial statements and management's report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

THE AUDIT COMMITTEE

  Mark A. Culhane, Chair
  Kevin M. Klausmeyer
  David B. Pratt

       No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that we specifically incorporate this report or a portion of it by reference. In addition, this report shall not be deemed to be "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

ADDITIONAL INFORMATION

Other Matters

       We know of no other matters to be submitted at the 2014 annual meeting of stockholders. If any other matters properly come before the annual meeting of stockholders, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend.

APPENDIX A

NON-GAAP FINANCIAL MEASURES

              In this proxy statement, Callidus has provided financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating loss, and non-GAAP net loss. Callidus uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors, as a supplement to GAAP measures, in evaluating Callidus' operating performance. Callidus believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Callidus' industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Our non-GAAP financial measures exclude stock-based compensation expense, purchase acquisition adjustments, restructuring expense, acquisition related expense, patent litigation defense costs, convertible note interest expense, amortization of convertible note issuance costs, convertible note conversion costs and amortization of acquired intangibles. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except for percentages and per share data)

(unaudited)

	Twelve months ended December 31,
	2013	2012
Non-GAAP gross margin reconciliation
Gross profit	$64,548	$44,612
Profit margin, as a % of total revenues	57%	47%
Add back:
Non-cash stock-based compensation	1,843	3,620
Non-cash amortization of acquired intangible assets	2,119	2,086
India operations transfer fee	—	535

Non-GAAP gross profit	$68,510	$50,853

Profit margin, as a % of total revenues	61%	54%
Non-GAAP recurring revenue gross margin reconciliation
Recurring revenue gross profit	$52,993	40,880
Recurring revenue profit margin, as a % of recurring revenues	65%	58%
Add back:
Non-cash stock-based compensation	783	1,550
Non-cash amortization of acquired intangible assets	2,068	2,036
India operations transfer fee	—	387

Non-GAAP Recurring revenue gross profit	$55,844	$44,853

Recurring revenue profit margin, as a % of recurring revenues	68%	63%

A-1

	Twelve months ended December 31,
	2013	2012
Non-GAAP operating income (loss) reconciliation:
Operating loss	$(11,661)	(23,929)
Operating loss, as a % of total revenues	-10%	-25%
Add back:
Non-cash stock-based compensation	10,395	13,655
Non-cash amortization of acquired intangible assets	3,270	3,205
Acquisition-related expense	—	865
Patent litigation and settlement costs	1,504	1,103
Acquisition-related adjustment	—	(1,612)
Restructuring	1,699	1,115
India operations transfer fee	—	859

Non-GAAP Operating income (loss)	$5,207	$(4,739)

Non-GAAP Operating income (loss), as a % of total revenues	5%	-5%
Non-GAAP net loss reconciliation:
Net loss	$(21,411)	(27,698)
Net loss, as a % of total revenues	-19%	-29%
Add back:
Non-cash stock-based compensation	10,395	13,655
Non-cash amortization of acquired intangible assets	3,270	3,205
Acquisition-related expenses	—	865
Patent litigation and settlement costs	1,504	1,103
Acquisition-related adjustment	—	(1,612)
Restructuring	1,699	1,115
Interest expense on convertible notes	2,604	2,813
Amortization of convertible note issuance cost	485	536
Debt conversion expense	4,776	—
India operations transfer fee	—	859
Tax benefit from release of valuation allowance	—	(224)

Non-GAAP Net income (loss)	$3,322	$(5,383)

Non-GAAP Net income (loss), as a % of total revenues	3%	-6%

A-2

APPENDIX B

CALLIDUS SOFTWARE INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

as of October 28, 2013

              SECTION 1.    Purpose of the Plan.

              The purpose of this Employee Stock Purchase Plan (the "Plan") is to give eligible employees of Callidus Software Inc. (the "Company") and its subsidiaries the ability to share in the Company's future success. The Company expects that it and its stockholders will benefit from the added interest which such eligible employees will have in the welfare of the Company as a result of their increased equity interest in the Company's success. The Plan is intended to qualify under Section 423 of the Code (as defined below), but the Committee may also grant Options that are not intended to meet the requirements of Section 423 of the Code.

              SECTION 2.    Definitions.

              The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

              (a)  "Board" means the board of directors of the Company.

              (b)  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (c)  "Committee" means a committee of the Board designated by the Board to administer the Plan. If no committee is so designated by the Board, the full Board shall be the Committee hereunder.

              (d)  "Common Stock" means the common stock, par value $0.001, of the Company.

              (e)  "Compensation" means base salary (or, in foreign jurisdictions, equivalent cash compensation) prior to any reductions for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125, 401(k), or 402(g) of the Code (or, in foreign jurisdictions, equivalent deductions), provided that "Compensation" shall exclude severance pay, bonuses, commissions, retirement income, change in control payments, contingent payments, income derived from stock options, stock appreciation rights and other equity-based compensation and other forms of special remuneration. Notwithstanding the foregoing, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, "Compensation" shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation).

              (f)   "Corporate Transaction" means (i) a merger of the Company with or into another corporation (other than a merger whose sole purpose is to change the state of the Company's incorporation or a merger as a result of which the direct or indirect stockholders of the Company immediately prior to such merger or consolidation hold, directly or indirectly, less than 50% of the voting power of the surviving entity); (ii) the sale of substantially all of the assets or stock of the Company, or (iii) the complete liquidation or dissolution of the Company.

              (g)  "Enrollment Date" means the first business date of an Offering Period.

              (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

              (i)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                 (i)  If such Common Stock is then quoted on the Nasdaq Stock Market, the New York Stock Exchange or any other national security exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or if such date is not a trading date, on the previous trading date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

              (j)   "IPO" means the initial public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission.

              (k)  "Maximum Share Amount" means 20,000 shares, or such other lesser amount as the Committee, subject to applicable law, determines to be the maximum number of Shares that a Participant may purchase on any given Purchase Date.

              (l)   "New Purchase Date" means the purchase date established pursuant to Section 12 of the Plan.

              (m) "Offering Period" means a period of approximately 12 months consisting of two consecutive Purchase Periods, as set forth in Section 7, or such other period as the Committee may determine in its sole discretion.

              (n)  "Option" means an option granted pursuant to Section 7 of the Plan.

              (o)  "Participant" means an eligible employee of the Company or a Participating Subsidiary who participates in the Plan.

              (p)  "Participating Subsidiary" means a Subsidiary that is selected to participate in the Plan by the Committee in its sole discretion.

              (q)  "Payroll Deduction Account" means an account to which payroll deductions of a Participant are credited under Section 8(c) of the Plan.

              (r)   "Person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

              (s)   "Purchase Date" means the last trading day of a Purchase Period.

              (t)   "Purchase Period" means the approximately six-month period, or such other period as the Committee may determine in its sole discretion, commencing on February 16 and August 16 of each year and ending with the next Purchase Date.

              (u)  "Purchase Price" means, with respect to each Share, 85% of the lesser of (i) the Fair Market Value of a Share on the Enrollment Date and (ii) the Fair Market Value of a Share on the Purchase Date.

              (v)  "Share" means a share of Common Stock.

              (w) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which the Company owns directly or indirectly, more than 50% of the total combined voting power of all classes of stock or other equity interests of such entity.

              (x)  "Treasury Regulations" means the Federal tax regulations interpreting the Code.

              SECTION 3.    Shares Subject to the Plan.

              The total number of shares of Common Stock subject to the Plan is 7,272,152, plus an annual increase to be added on July 1 of each year during the term of the Plan beginning July 1, 2014, in an amount equal to the lesser of (i) 1,200,000 shares, (ii) 2.0% of the outstanding shares of Common Stock on the last day immediately preceding such date or (iii) a lesser amount determined by the Board. The Shares will consist in whole or in part of authorized but unissued Shares or treasury Shares, including Shares purchased on the open market or otherwise.

              SECTION 4.    Administration.

              (a)  The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants and Participating Subsidiaries and determine eligibility; (ii) interpret and administer the Plan; (iii) determine when to grant Options that are not intended to meet the requirements under Section 423 of the Code, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (v) establish the Fair Market Value of the Common Stock on any particular date, (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

              (b)  All expenses incurred in connection with the administration of this Plan shall be paid by the Company. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees.

              (c)  For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible Participants may participate, even if the dates of the applicable Offering Periods of each such offering are identical.

              (d)  All decisions of the Committee shall be final, conclusive and binding upon all persons.

              SECTION 5.    Eligibility.

              Subject to the limitations imposed by Section 423 of the Code, any individual who is employed by the Company or a Participating Subsidiary on a given Enrollment Date is eligible to participate in the Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee: (i) employees who are customarily employed for twenty (20) hours or less per week, (ii) employees who are customarily employed for five (5) months or less in a calendar year, and (iii) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code). In addition, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Section 423 of the Code, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the

Plan. Notwithstanding the foregoing, no Employee shall be granted an Option under the Plan if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent corporation or its Subsidiaries.

              SECTION 6.    Election to Participate.

              Pursuant to procedures set forth by the Committee, Participants may elect to participate in a given Offering Period under the Plan prior to the Enrollment Date for such Offering Period. Enrollments shall remain in effect for subsequent Offering Periods, except as provided herein. A Participant shall not be enrolled in more than one Offering Period at any time.

              SECTION 7.    Offering Periods; Grant of Option on Enrollment; Purchase of Shares.

              (a)  The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on each February 16 and August 16, or as otherwise determined by the Committee.

              (b)  With respect to an Offering Period, each Participant enrolled in such Offering Period shall be granted as of the Enrollment Date an Option to purchase on each Purchase Date during the Offering Period a number of Shares equal to the lesser of (i) the Maximum Share Amount or (ii) the number determined by dividing (A) the amount accumulated in such Participant's Payroll Deduction Account as of a Purchase Date, pursuant to the election made under Section 8, by (B) the Purchase Price.

              (c)  In the event that the Committee determines that the number of Shares that may be purchased on a Purchase Date may exceed the number of Shares available under Section 3, the Committee may in its discretion provide for a pro rata purchase on the Purchase Date, and may continue or terminate any Offering Periods then in effect.

              SECTION 8.    Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

              (a)  Payroll deductions shall be made on each day that a Participant is paid during an Offering Period in respect of a payroll period commencing after the Enrollment Date. The deductions shall be made as a percentage of the Participant's Compensation in 1% increments, from 1% to 15% of such Participant's Compensation, as elected by the Participant; provided that that a Participant may decrease deductions to 0% of such Participant's Compensation once during any Offering Period without discontinuing his or her participation in the Plan, subject to such limitations as may be approved from time to time pursuant to clause (b) below. Notwithstanding the foregoing, in accordance with Section 423(b)(8) of the Code and the regulations thereunder, to the extent Section 423 of the Code is to apply, no Participant shall be permitted to accrue rights to purchase Shares under this Plan with an aggregate Fair Market Value (as determined as of the beginning of the Offering Period in which such Common Stock is purchased) in excess of the amount equal to (i) $25,000 for each calendar year in which the Option remains outstanding at any time, less (ii) the Fair Market Value of Common Stock that the Participant previously purchased under this Plan or any other employee stock purchase plan under Section 423 of the Code of the Company or any parent corporation or any Subsidiaries thereof during the calendar years in which the Option remains outstanding. If a Participant is precluded by this prior sentence from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall automatically resume (at the payroll deduction rate in place immediately prior to discontinuation) at the beginning of the earliest Offering Period in which Participant, to the extent he or she remains eligible to participate in this Plan, is not so precluded.

              (b)  A Participant may discontinue his or her participation in the Plan as provided in Section 9, or may change the rate of his or her payroll deductions during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, subject to clause (a) above. The Committee may, in its discretion, limit the number of participation rate changes in any Offering Period. The change in rate shall be effective as soon as administratively feasible following the Company's receipt of the new authorization.

              (c)  All payroll deductions made with respect to a Participant shall be credited to the Participant's Payroll Deduction Account under the Plan and shall be deposited with the general funds of the Company, and, except to the extent mandated by local legal requirements, no interest shall accrue on the amounts credited to such Payroll Deduction Account. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent mandated by local legal requirements. Until Shares are issued, Participants will only have the rights of an unsecured creditor. Except to the extent provided by the Committee, a Participant may not make any separate cash payments into such Participant's Payroll Deduction Account, and payment for Shares purchased under the Plan may not be made in any form other than by payroll deduction.

              (d)  On each Purchase Date, and so long as the Plan remains in effect and the Participant has not withdrawn from the Plan, all funds then in the Participant's Payroll Deduction Account shall be applied to purchase whole Shares (or fractions thereof) pursuant to the automatic exercise of the Option granted on the Enrollment Date. Unless determined otherwise by the Committee, any fractional shares shall be rounded down to the next lower whole share, in which event the resulting unused amount in any Participant's Payroll Deduction Account may be carried over into the next Purchase Period.

              (e)  Certificates representing the Shares purchased by a Participant under the Plan shall be issued to the Participant as soon as practicable following the end of each Purchase Period, except that the Committee may determine that such Shares shall be held for each Participant's benefit by a broker designated by the Committee.

              (f)   Other than as set forth in the last sentence of Section 8(d), in the event that this Plan has been oversubscribed or any payroll deductions accumulated in Participant's Payroll Deduction Account are not used to purchase Shares, all remaining and unused funds shall be returned to the Participant without interest, except to the extent required by local legal requirements.

              (g)  During a Participant's lifetime, his or her Option to purchase Shares hereunder is exercisable only by him or her. The Participant shall have no interest or voting right in the Shares covered by the Participant's Option until such Option is exercised and the covered Shares are registered in the name of the Participant.

              SECTION 9.    Withdrawal.

              Each Participant may withdraw from participation prior to the end of an Offering Period or from the Plan in accordance with procedures set forth by the Committee. Notwithstanding anything to the contrary in Section 8, upon a Participant's withdrawal from participation in respect of any Offering Period or from the Plan, all accumulated payroll deductions in the Payroll Deduction Account shall be returned to such Participant without interest (except as may be required by local legal requirements), and such Participant shall not be entitled to any Shares on the Purchase Date or thereafter with respect to the Offering Period in effect at the time of such withdrawal. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the Plan prior to the applicable Enrollment Date in accordance with the procedures set forth by the Committee.

              SECTION 10.    Termination of Employment.

              A Participant shall cease to participate in the Plan upon the Participant's termination of employment for any reason (including death) and all accumulated payroll deductions in the Participant's Payroll Deduction Account shall be returned to such Participant (or Participant's estate, as applicable) without interest (except as may be required by local legal requirements). For purposes of the Plan, transfers from the Company or a Participating Subsidiary to another Participating Subsidiary or to the Company, as the case may be, shall not be a termination of employment. Employment shall not be deemed to terminate when the Participant goes on a leave of absence approved by the Company in writing. To the extent Section 423 of the Code is to apply to a purchase right, the Participant's employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed three months, or if longer, so long as the Participant's right to reemployment with the Company or the applicable Participating Subsidiary is provided by statute or by contract, or as otherwise required by Section 423 of the Code. Absent a protected leave as set forth in the prior sentence, the Participant's employment relationship is deemed to terminate the first day immediately following such three month period.

              SECTION 11.    Automatic Transfer to Low Price Offering Period.

              To the extent permitted by any applicable laws and regulations, if the Fair Market Value of the Shares on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Shares on the Enrollment Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the purchase of their Shares on such Purchase Date and automatically re-enrolled in a new Offering Period as of the first business day after such Purchase Date.

              SECTION 12.    Adjustments Upon Certain Events.

              Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Options granted under the Plan:

              (a)  In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number or type of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the Purchase Price and/or (iii) any other affected terms hereunder, subject to any required action by the Board or the Company's stockholders and compliance with applicable securities laws, provided that fractions of a Share will not be issued (unless otherwise determined by the Committee).

              (b)  In the event of a Corporate Transaction, unless each outstanding Option shall be continued or assumed or an equivalent option substituted by the Company or the successor corporation or a parent or Subsidiary of the successor corporation, the Committee shall shorten any Offering Period then in progress by setting a New Purchase Date, which shall be before the date of the consummation of the Corporate Transaction. The Committee shall notify each Participant not less than 10 days prior to the New Purchase Date that (i) a New Purchase Date has been set and (ii) the Participant's Option will be exercised automatically on the New Purchase Date unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9. Each Offering Period then in effect shall terminate on such New Purchase Date.

              SECTION 13.    Nontransferability.

              Unless otherwise determined by the Committee, Options granted under the Plan shall not be transferable or assignable by the Participant other than by will, by the laws of descent and distribution, or a designation of beneficiary. In order to designate a beneficiary, the Participant may file a written designation of beneficiary, who is to receive any cash in respect of the Participant under this Plan, in the event of Participant's death prior to the Purchase Date. A Participant may change the designation of beneficiary at any time by written notice filed with the Company before Participant's death, subject to any additional rules and procedures set by the Committee. In the event of a Participant's death and in the absence of a designated beneficiary who is then living, or if no executor or administrator has been appointed to the knowledge of the Company, the Company may deliver any funds under this Plan (i) to the spouse, and (ii) if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, and (iii) if no dependents or relatives are known to the Company, then to any such other person as the Company may designate.

              SECTION 14.    Legal Compliance.

              (a)  Shares shall not be issued hereunder unless the issuance and delivery of such Shares shall comply with all applicable laws and regulations, including the federal and state securities laws and the regulations of any stock exchange or other securities market on which the Company's securities are traded.

              (b)  All Participants granted an Option under this Plan that is intended to meet the requirements of Section 423 of the Code shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Committee or the Board, shall be reformed to comply with the requirements of Section 423. This Section 14(b) shall take precedence over all other provisions in this Plan.

              SECTION 15.    No Right to Employment.

              The granting of an Option under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the employment of such Participant.

              SECTION 16.    Amendment or Termination of the Plan.

              (a)  The Plan shall continue until the earliest to occur of the following: (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan or (iii) the tenth anniversary of the restated effective date of the Plan (as determined under Section 20).

              (b)  The Committee may amend, alter or discontinue the Plan or any portion thereof at any time, provided that no amendment, alteration or discontinuation shall be made (x) without the approval of the stockholders of the Company if such amendment, alteration or discontinuation would (except as is provided in Section 12) increase the total number of Shares reserved for purposes of the Plan or as otherwise required by applicable laws or regulations, or (y) without the consent of a Participant, such amendment, alteration or discontinuation would materially diminish any of the rights or obligations under any Option theretofore granted to such Participant under the Plan.

              (c)  Notwithstanding clause (y) of Section 16(b), the Committee may limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's base salary and other eligible compensation (if any), and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

              (d)  Notwithstanding clause (y) of Section 16(b), the Committee may amend or terminate the Plan, including with respect to any Offering Periods then in effect, without consent of the Participants in such manner as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws or in the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company.

              (e)  Notwithstanding clause (y) of Section 16(b), the Committee shall have the power to change the duration and timing of Offering Periods (both before and after any Offering Period has commenced) and Purchase Periods. In no event, however, will any such Offering Period be longer than twenty-seven (27) months.

              SECTION 17.    Taxes.

              At all relevant times (including when the Shares are purchased, or at the time some or all of the Shares issued under the Plan are disposed of), the Participant must make adequate provision for the Company's foreign, federal, state or other tax withholding obligations, if any, which arise. At any time, the Company, may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant. The Company shall not be required to issue any Shares under this Plan until all withholding obligations are satisfied to the Company's satisfaction. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the Shares during the period within two (2) years from the Enrollment Date or within one (1) year from the Purchase Date on which such Shares were purchased. During this period, the Company may, at any time, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

              SECTION 18.    Code Section 409A.

              (a)  Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, Options granted to U.S. taxpayer Participants that are not intended to meet the requirements of Section 423 of the Code are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to clause (b) below, Options granted to U.S. taxpayer Participants outside of the requirements of Section 423 of the Code shall be subject to such terms and conditions that will permit such Options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to an Option be delivered within the short-term deferral period. Subject to clause (b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an Option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued at any time in the future. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

              (b)  Although the Company may endeavor to (i) qualify an Option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including clause (a) above. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

              SECTION 19.    Governing Law.

              The Plan shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws.

              SECTION 20.    Effectiveness of the Plan.

              The restated effective date of the Plan shall be as determined by the Board, subject to stockholder approval.

Callidus Software Inc.
Employee Stock Purchase Plan – U.S. Enrollment/Change Authorization Form

EMPLOYEE INFORMATION

Employee Name:
	Last	First	M.I.
Home Address:
Street
City, State, Zip Code
Country
US Social Security/ Taxpayer ID Number:		Department:

NEW ENROLLMENT

I hereby elect to participate in the Callidus Software Inc. ("Callidus") Employee Stock Purchase Plan ("Plan") and subscribe to purchase shares of Callidus common stock in accordance with this Enrollment/Change Authorization Form ("Form") and the Plan. My participation is subject to the terms of the Plan, a copy of which I have received. I hereby authorize payroll deductions from each paycheck in the percentage of my base salary as shown below, up to 15%. I understand that my payroll deductions will be accumulated without interest for the purchase of shares of Callidus common stock. The purchase price per share will be 85% of the fair market value of the stock on either (1) the first day of an Offering Period, or (2) the last day of a Purchase Period, whichever is lower. I acknowledge that I have read the Plan and understand that the terms of the Plan may be changed by the Board of Directors or a subcommittee thereof at any time as set forth in the Plan. My participation will continue as long as I remain eligible unless I withdraw by submitting a new Form.

Amount to be deducted: % (must be between 1% and 15%, in 1% increments)

New enrollments will be effective as of the first February 16 or August 16 following Callidus' receipt of your completed Form.

PAYROLL DEDUCTION CHANGE

Increase deduction to:	%	Increases to deduction percentages are effective only for new Offering Periods and only as of an Enrollment Date (the first trading day after February 15 or August 15) following Callidus' receipt of your completed Form (deductions must be in whole percentages between 1% and 15%).
Decrease deduction to:	%
Decreases to deduction percentages are effective as of the first payroll period following Callidus' receipt of your completed Form ("Decrease Date"). Deductions must be in whole percentages between 1% and 15%, except that a decrease to 0% may be made once during any Purchase Period without withdrawing from an Offering Period. If you elect to decrease your deduction to 0%, your contributions prior to the Decrease Date will be used to purchase shares on the next Purchase Date, AND you must timely submit a new Form to enroll in future Offering Periods at the new subscription price for the subsequent Offering Period.

WITHDRAWAL FROM THE PLAN

☐
I wish to withdraw from the Plan effective the first payroll period following Callidus' receipt of this completed Form and have my unused payroll deductions refunded to me. I understand that I will not be entitled to purchase shares on the next exercise date. If I re-enroll in the Plan for a subsequent Offering Period, a new subscription price will be determined during the subsequent Offering Period.

DIRECT DEPOSIT

I hereby authorize and instruct Callidus to deposit my Plan shares to my account with the broker chosen by Callidus to administer the Plan shares and I consent to Callidus communicating with this broker regarding the disposition of my Plan shares. The broker may record telephone calls to monitor the quality of service I receive and to verify securities transaction information. I certify under penalty of perjury that: (1) the number shown on this Form is my correct taxpayer identification number, and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the U.S. Internal Revenue Service has notified me that I am no longer subject to backup withholding.

SEVERABILITY

The provisions of this Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SIGNATURE

Employee Signature:	Date:

 Callidus Software Inc.
Employee Stock Purchase Plan – International Enrollment/Change Authorization Form

EMPLOYEE INFORMATION

Employee Name:
	Last	First	M.I.
Home Address:
Street
City, State, Zip Code
Country
US Social Security/ Taxpayer ID Number:		Department:

NEW ENROLLMENT

I hereby elect to participate in the Callidus Software Inc. ("Callidus") Employee Stock Purchase Plan ("Plan") and subscribe to purchase shares of Callidus common stock in accordance with this Enrollment/Change Authorization Form ("Form") and the Plan. My participation is subject to the terms of the Plan, a copy of which I have received. I hereby authorize payroll deductions from each paycheck in the percentage of my base salary as shown below, up to 15%. I understand that my payroll deductions will be accumulated without interest for the purchase of shares of Callidus common stock. The purchase price per share will be 85% of the fair market value of the stock on either (1) the first day of an Offering Period, or (2) the last day of a Purchase Period, whichever is lower. I acknowledge that I have read the Plan and understand that the terms of the Plan may be changed by the Board of Directors or a subcommittee thereof at any time as provided for in the Plan. My participation will continue as long as I remain eligible unless I withdraw by submitting a new Form.

Amount to be deducted: % (must be between 1% and 15%, in 1% increments)

New enrollments will be effective as of the first February 16 or August 16 following Callidus' receipt of your completed Form.

PAYROLL DEDUCTION CHANGE

Increase deduction to:	%	Increases to deduction percentages are effective only for new Offering Periods and only as of an Enrollment Date (the first trading day after February 15 or August 15) following Callidus' receipt of your completed Form (deductions must be in whole percentages between 1% and 15%).
Decrease deduction to:	%
Decreases to deduction percentages are effective as of the first payroll period following Callidus' receipt of your completed Form ("Decrease Date"). Deductions must be in whole percentages between 1% and 15%, except that a decrease to 0% may be made once during any Purchase Period without withdrawing from an Offering Period. If you elect to decrease your deduction to 0%, your contributions prior to the Decrease Date will be used to purchase shares on the next Purchase Date, AND you must timely submit a new Form to enroll in future Offering Periods at the new subscription price for the subsequent Offering Period.

WITHDRAWAL FROM THE PLAN

☐
I wish to withdraw from the Plan effective the first payroll period following Callidus' receipt of this completed Form and have my unused payroll deductions refunded to me. I understand that I will not be entitled to purchase shares on the next exercise date. If I re-enroll in the Plan for a subsequent Offering Period, a new subscription price will be determined during the subsequent Offering Period.

NATURE OF OPTION

By enrolling and participating in the Plan, I acknowledge, understand and agree that:

  •
  the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan, and I am voluntarily participating in the Plan;

  •
  my right to participate in the Plan is voluntary and occasional and does not create any contractual or other right to receive future rights to purchase Shares;

  •
  my participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, my employer or the Participating Subsidiary and shall not interfere with the ability of the Company, my employer or any Participating Subsidiary to terminate my employment relationship (if any);

  •
  the Plan and the Shares subject to the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

  •
  no claim or entitlement to compensation or damages shall arise from forfeiture of the Option under the Plan resulting from termination of my employment with the Company or my employer (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the Option and the issuance of Shares under the Plan to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, its Participating Subsidiaries or my employer, and waive my ability, if any, to bring any such claim, and release the Company, its Participating Subsidiaries and my employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

  •
  in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), unless otherwise provided in the Plan or determined by the Company, my right to participate in the Plan and my Option to purchase Shares, if any, will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of "garden leave" or similar period that may be mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Committee shall have exclusive discretion to determine when I am no longer actively employed, subject to the provisions of the Plan.

DATA PRIVACY

I hereby consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Form and any other Plan participation materials ("Data") by and among, as applicable, the Company and its Subsidiaries and my employer (if different) for the exclusive purpose of implementing, administering and managing my participation in the Plan.

I understand that the Company and my employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options under the Plan or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested, or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the Plan.

I understand that Data will be transferred to E*Trade or such other Plan service provider as may be selected by the Company in the future, which is assisting the Company, with the implementation, administration and management of the Plan. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the Plan. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Plan. I understand that if I reside outside the United States I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with my employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me the Option to purchase Shares under the Plan or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the Plan. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

DIRECT DEPOSIT

I hereby authorize and instruct Callidus to deposit my Plan shares to my account with the broker chosen by Callidus to administer the Plan shares and I consent to Callidus communicating with this broker regarding the disposition of my Plan shares. The broker may record telephone calls to monitor the quality of service I receive and to verify securities transaction information. I certify under penalty of perjury that: (1) the number shown on this Form is my correct national insurance/taxpayer identification number, and (2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the U.S. Internal Revenue Service has notified me that I am no longer subject to backup withholding.

SEVERABILITY

The provisions of this Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SIGNATURE

Employee Signature:	Date:

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CALLIDUS SOFTWARE INC. ATTN: SECRETARY 6200 STONERIDGE MALL ROAD SUITE 500 PLEASANTON, CA 94588 M75104-P45710 CALLIDUS SOFTWARE INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain ! ! ! 1a. William B. Binch ! ! ! 1b. Kevin M. Klausmeyer ! ! ! 1c. Michele Vion The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain ! ! ! 2. To approve our Amended and Restated Employee Stock Purchase Plan. ! ! ! 3. To hold an advisory vote on executive compensation. ! ! ! 4. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2014. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! Please indicate if you plan to attend this meeting. No Yes Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. M75105-P45710 CALLIDUS SOFTWARE INC. Annual Meeting of Stockholders June 11, 2014 10:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Leslie J. Stretch and Bob L. Corey, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CALLIDUS SOFTWARE INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Pacific Time on June 11, 2014, at 6200 Stoneridge Mall Road, Suite 150, Pleasanton, California 94588, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side